Exhibit 4.1

NOVO NORDISK INC. 401(k) SAVINGS PLAN

(Amended and restated effective as of January 1, 2007)

December 6, 2007

NOVO NORDISK INC. 401(k) SAVINGS PLAN

i

2.33	"415 Compensation"	10
2.34	"Highly Compensated Employee"	13
2.35	"Hours of Service"	14
2.36	"Key Employees"	14
2.37	"Late Retirement Date"	15
2.38	"Leased Employees"	15
2.39	"Limitation Year"	15
2.40	"Matching Contributions"	15
2.41	"Matching Contributions Account"	15
2.42	"Named Appeals Fiduciary" or "Named Fiduciary"	16
2.43	"Net Earnings"	16
2.44	"Non-Key Employee"	16
2.45	"Normal Retirement Age"	16
2.46	"One Year Break In Service"	16
2.47	"Participant"	17
2.48	"Participating Companies"	17
2.49	"Past Service Credit"	17
2.50	"Period of Service "	17
2.51	"Period of Severance"	17
2.52	"Plan"	18
2.53	"Plan Number"	18
2.54	"Plan Year"	18
2.55	"Qualified Military Services"	18
2.56	"Required Beginning Date"	18
2.57	"Retirement"	19
2.58	"Rollover Contribution"	19
2.59	"Spouse"	19
2.60	"Super Top Heavy Plan"	19
2.61	"Suspense Account"	19
2.62	"Temporary Employee"	19
2.63	"Terminated Participant"	19
2.64	"Top Heavy Plan"	19
2.65	"Top Heavy Plan Year"	19
2.66	"Trust"	19
2.67	"Trustee(s)"	20
2.68	"USERRA"	20
2.69	"Valuation Date"	20
2.70	"Year of Service"	20

ARTICLE III PARTICIPATION IN THE PLAN		21

3.1	No Rights	21
3.2	Eligibility Requirements	21

3.3	Determination of Eligibility	22
3.4	Application Procedure	22
3.5	Election Not to Participate or to Waive Contributions	22
3.6	Former Employees	22

ARTICLE IV CONTRIBUTIONS		23

4.1	Employer's Contribution	23
4.2	Employee's Savings Contribution	23
4.3	Change in Employee Savings, Catch-Up, After-Tax and Employee After-Tax Roth 401(k) Contributions	25
4.4	Matching Contributions	27
4.5	Discretionary Profit Sharing Contributions	27
4.6	Employee Voluntary After-Tax Contributions	28
4.7	Employee Catch-Up Contributions	28
4.8	Employee After-Tax Roth 401(k) Contributions	28
4.9	Rollover Contributions	28
4.10	Contributions for Persons of Military Service	28
4.11	Employer Contribution Limitation	30
4.12	Contributions Not Limited to Net Earnings	30
4.13	Timing of Contributions	30
4.14	Calendar Year Limitation on Employee Savings Contribution Election	31
4.15	Limitation on Employee Savings and Matching Contributions	31
4.16	Final 401(k) Regulation Changes	34
4.17	Prevention of Violation of Limitation on Employee Savings Contributions and Matching Contributions	40
4.18	Maximum Annual Additions	43
4.19	Adjustment for Excessive Annual Additions	45
4.20	QNECs	46
4.21	QMACs	46
4.22	Timing of QNECs and QMACs	46

ARTICLE V ROLLOVERS AND DIRECT ROLLOVERS		47

5.1	Rollovers	47
5.2	Direct Transfers	48
5.3	Direct Rollovers	48
5.4	Direct Rollovers of Plan Distributions	49
5.5	Rollovers from Other Plans	50
5.6	Rollovers Disregarded in Involuntary Cashouts	51
5.7	Rollovers	51
5.8	Roth Accounts	51

ARTICLE VI CREDITS TO ACCOUNTS OF PARTICIPANTS		52

6.1	Adjustments to Participants' Accounts	52
6.2	Minimum Allocations Required for Top Heavy Plan Years	53
6.3	Market Value of Trust	54
6.4	Crediting Participants' Account	54

ARTICLE VII VESTING		55

7.1	Full Vesting	55
7.2	Partial Vesting	55

ARTICLE VIII DISTRIBUTION OF BENEFITS		57

8.1	Form of Benefit	57
8.2	Late Retirement	57
8.3	Forfeitures	57
8.4	Restoration of Account	57
8.5	Withdrawals Prior to and After 59-1/2	58
8.6	Withdrawal of Employee After-Tax and Rollover Contributions	58
8.7	Withdrawals for Financial Hardships	58
8.8	Distribution of Deminimus Amount	61
8.9	Required Minimum Distributions	62
8.10	Payment of Benefits With Regard to an Incompetent or a Minor	66
8.11	Amount of Benefit Determined by Administrator	66
8.12	Procedure Regarding Unclaimed Benefits	67
8.13	Spousal Consent	67

ARTICLE IX DEATH BENEFIT		68

9.1	Beneficiary of Death Benefit	68
9.2	Distribution of Benefits Upon Death	68

ARTICLE X LOANS TO PARTICIPANTS		69

10.1	Loan Application	69
10.2	Loan Approval	69
10.3	Amount of Loan	69
10.4	Terms of Loan	70
10.5	Enforcement	71
10.6	Additional Rules	71
10.7	Plan Loans for Owner-Employees and Shareholder Employees	71

ARTICLE XI CLAIMS PROCEDURES		72

11.1	Applications for Benefits	72
11.2	Appeal of Denied Claim for Benefits	72
11.3	Removal of the Named Appeals Fiduciary	73

ARTICLE XII ESTABLISHMENT OF THE TRUST FUND		74

12.1	Trust	74

ARTICLE XIII MANAGEMENT OF THE TRUST AND INVESTMENT FUNDS		75

13.1	Contributions to Trust	75
13.2	Benefit to Participants	75
13.3	Reversion to Employer	75
13.4	Investment	75
13.5	Compliance with Section 404(c) of ERISA	76
13.6	Investment Funds	78
13.7	Failure to Provide Investment Instructions	78
13.8	Diversification of NNI Stock	78

ARTICLE XIV ADMINISTRATION OF THE PLAN		79

14.1	Appointment of Committee	79
14.2	Duties of Committee	79
14.3	Indemnification	80
14.4	Meetings and Majority Rule	80

ARTICLE XV DISBURSEMENT OF FUNDS		81

15.1	Payments From the Plan	81
15.2	Nonresponsibility of Committee or Trustee(s)	81

ARTICLE XVI COMPENSATION, EXPENSES AND TAXES		82

16.1	Expenses	82

ARTICLE XVII POWERS AND TRUSTEES		83

17.1	Purchase of Property	83

v

ARTICLE XVIII MAINTENANCE OF RECORDS		84

18.1	Maintenance of Records	84

ARTICLE XIX REMOVAL, RESIGNATION AND APPOINTMENT OF SUCCESSOR TRUSTEES		85

19.1	Successor Trustees	85

ARTICLE XX IMMUNITY OF TRUSTEES		86

20.1	Consultation with Counsel	86
20.2	Trustee(s) Not Liable in Administration of the Trust	86
20.3	Actions Governed by Corporate Resolution	86
20.4	Certification of Employer	86
20.5	Not Required to Participate in Litigation	86
20.6	Standard of Trustee=s Care for Participant Investment Direction	87
20.7	Directions of Administrator	87

ARTICLE XXI AMENDMENT, DISCONTINUANCE, TERMINATION AND MERGER		88

21.1	Company Right to Amend, Modify, Suspend Or Terminate the Plan.	88
21.2	Participants' Protection if Plan is Terminated	89
21.3	Merger	89

ARTICLE XXII TOP HEAVY STATUS		90

22.1	Top Heavy Plan Requirements	90
22.2	Determination of Top Heavy Status	90

ARTICLE XXIII QUALIFIED DOMESTIC RELATIONS ORDERS		94

23.1	Qualified Domestic Relations Orders	94
23.2	Determination of Qualification of Domestic Relations Order	94
23.3	Payment of Qualified Domestic Relations Orders	95
23.4	QDRO Expenses	95

ARTICLE XXIV ROTH ELECTIVE DEFERRALS		96

24.1	Effective Date of Roth Feature	96
24.2	Supersession of Inconsistent Provisions	96
24.3	Roth Elective Deferral are permitted	96
24.4	Elective Deferrals	96
24.5	Pre-Tax Employee Savings Contributions	96

24.6	Roth Contributions	96
24.7	Hardship and In-Service Distributions	97
24.8	Ordering Rules for Distributions	97
24.9	Corrective Distributions Attributable to Roth Elective Deferrals	97
24.10	Loans	97
24.11	Rollovers	97
24.12	Automatic Enrollment	98
24.13	Operational Compliance	98

ARTICLE XXV MISCELLANEOUS PROVISIONS		99

25.1	Non-Guarantee of Employment	99
25.2	Rights to Assets	99
25.3	Limitation of Liability	99
25.4	Spendthrift Clause	99
25.5	Annual Report of the Trustee	100
25.6	Audit	100
25.7	No Prohibited Transactions	101
25.8	Bonding	101
25.9	Aggregation Rules of Self-Employed Plans	102
25.10	USERRA	102
25.11	Preclusion of Cut-Backs	102
25.12	Fiduciary Violations	102
25.13	Severability	102
25.14	Titles and Headings	103
25.15	Gender and Number	103
25.16	Governing Law	103

WHEREAS, Novo Nordisk Inc. (“NNI”, the “Employer” or the “Company”) maintains the Novo Nordisk Inc. 401(k) Savings Plan (the “Plan” or the “NNI Plan”); and

WHEREAS, the Plan was amended and restated to comply with all provisions of the General Agreement on Tariffs and Trade (“GATT”), the Uniform Services Employment and Reemployment Rights Acts of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Taxpayer Relief Act of 1997 (“TRA ‘97”), the Community Renewal Tax Relief Act of 2000 (“CRA”) and other tax legislation, announcements and ruling (collectively the “GUST II” Amendments), by execution of a Volume Submitter Plan document provided by Charles Schwab & Company, the recordkeeper for the Plan (the “2002 Plan”); and

WHEREAS, a favorable determination letter was obtained for the Plan for GUST II dated April 25, 2003 for the 2002 Plan document; and

WHEREAS, the Plan was amended by Amendments Number 1 to 12 to make various Plan design changes and to keep the Plan in compliance with all tax requirements, including the minimum distribution requirements, the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), to provide that cashouts would only occur for Accounts equal to $1,000 or less upon a termination of employment; and  to reflect certain provisions of the Final Regulations under Sections 401(k) and 401(m) of the Code that were published on December 29, 2004 (hereinafter referred to as the "Final 401(k) Regulations"); and

WHEREAS, the Pension Protection Act of 2006 (“PPA”) also enacted certain changes, which are incorporated into this Plan; and

WHEREAS, NNI wishes to add an Employee After-Tax Roth 401(k) feature to the Plan, which may become effective when implemented by NNI by amendment in the future; and

WHEREAS, NNI intends to apply for a new determination letter regarding the qualified status of the Plan; and

WHEREAS, Revenue Procedure 2005-66, as modified by Revenue Procedure 2007-44, introduced a new “staggered” determination letter process, in order to require employers to submit their retirement plans during different “Cycles”, based upon their Employer Identification Numbers (“EINs”); and

WHEREAS, the EIN for NNI is 06-1061602, and ends in 2; and

WHEREAS, since the NNI Plan is in Cycle B, the Plan must be submitted to the IRS for receipt of a new determination letter by January 31, 2008; and

WHEREAS, Section 8.1 of the Plan permits the Plan to be amended by formal action of NNI.

NOW, THEREFORE, effective as of January 1, 2007, except as indicated elsewhere, the NNI Plan is hereby amended and restated as follows, using an individually designed Plan document:

ARTICLE I
DESIGNATION OF PLAN
AND PURPOSE

The Plan shall continue to be known as the Novo Nordisk Inc. 401(k) Savings Plan.  The purpose of the Plan is to allow employees of the Company and any related employer or corporation which adopts the Plan with the consent of the Company to save for retirement.  At no time shall any part of the principal or income be used for or diverted to purposes other than for the exclusive benefit of such Employees or their beneficiaries, except as hereinafter provided.

ARTICLE II
DEFINITIONS

The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the content:

2.1             “Account Balance” means for each Participant, the total credit balance to all of the Participant's Accounts under the Plan at the date of reference.  The Administrator shall maintain, or cause to be maintained, separate sub-accounts for each Participant in sufficient detail to identify the amount of all contributions made under the Plan including, but not limited to, Employee Savings Contributions, Catch-Up Contributions, Matching Contributions, Rollover Contributions, After-Tax Contributions, Employee After-Tax Roth 401(k) Contributions, and Discretionary Profit Sharing Contributions, as applicable.

2.2             “Actual Deferral Percentage” means, for a specified group of Employees for a given Plan Year, the average of the ratios (calculated separately for each Employee in such group) of:

(a)         The sum of:

(1)           Such Employees' Employee Savings Contributions for such Plan Year (for which purpose, only Employee Savings Contributions set forth in Treas. Reg. Section 1.401(k)-1(b)(4) shall be counted for a given Plan Year) and Employee After-Tax Roth 401(k) Contributions, plus

(2)           At the election of the Administrator, any portion of the Employee's Matching Contributions required or permitted to be taken into account under Section 401(k)(3)(D) of the Code and the regulations issued thereunder (to the extent 100% vested when made to the Plan and subject to the same withdrawal restrictions as Employee Savings Contributions); plus

(3)           In the case of any Highly Compensated Employee, his elective deferrals for the year under any other qualified retirement plan maintained by the Employer or any Affiliate; to

(b)         The Employee's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

2.3             “Administrator” means the Company, which shall administer the Plan in accordance with Article XII.

2.4             “Affiliate” means (a) any corporation which is a member of a controlled group of corporations as defined in Section 414(b) of the Code which includes the Employer; (b) any trade or business, whether or not incorporated, which is under common control with the Employer, as determined under Section 414(c) of the Code; (c) any organization which is a member of an affiliated service group within the meaning of Section 414(m) of the Code; and (d) any other entity required to be aggregated with the Employer pursuant to the regulations under Section 414(o) of the Code.   “50% Affiliate” shall mean an Affiliate, but determined with “more than 50%” substituted for the phrase “at least 80%” in Section 1563(a) of the Code, when applying Sections 414(b) and (c) of the Code.

2.5             “After-Tax Contributions” means all Voluntary After-Tax Contributions made to the Plan by Participants under Section 4.6, if any.

2.6             “After-Tax Contributions Account” means for each Participant or Former Participant, the account established for the portion of any Account Balance attributable to After-Tax Contributions, if any.

2.7             “Beneficiary” or “Beneficiaries” means the Participant's “Spouse”, as determined under the applicable state law(s), if the Participant is married and his or her Spouse has not validly waived his or her right to be the Participant's Beneficiary, or the person or persons designated as provided in Section 9.1 to receive the share of a deceased Participant's vested Account Balance.  If the Participant has no Spouse and has failed to designate a beneficiary, such Participant's Beneficiary shall be his estate.  For purposes of determining whether the Plan is a Top Heavy Plan, a Beneficiary of a deceased Participant shall be considered as a Key Employee or a Non-Key Employee, as the case may be.

2.8             “Benefit Commencement Date” means, for any Participant or Beneficiary, the date as of which the first benefit payment, including a single lump sum cash payment, is due from a Participant's Account; provided, however, that the Benefit Commencement Date applicable to any hardship distribution withdrawn in accordance with Section 8.7 shall not be taken into account in determining the Participant's Benefit Commencement Date with respect to the remainder of his Account.

2.9             “Board” means the Board of Directors or other governing body of the Company in office at any time of reference.

2.10             “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.11             “Committee” means the individuals appointed by the Company to supervise the administration of the Plan, as provided in Article XIV.

2.12             “Compensation” means such Participant's Base Salary, overtime and amounts under the following bonus or incentive plans paid in cash: (i): Novo Nordisk Annual Performance Incentive Plan; (ii) Annual Merit Bonus Plan; and (iii) Sales Incentive Plan.

For purposes of this definition, “Base Salary” means an Employee’s regular salary and includes:  any cash paid in lieu of vacation time; cash paid in lieu of personal/sick days; any shift differentials; and any payments made to employees for being on call (i.e., “on-call pay”) or company paid short-term disability.  However, any cash payments made in lieu of notice, when Novo Nordisk Inc. accepts Employee resignations and provides cash compensation to Employees through the requested date of termination in lieu of performing any services, shall not be considered Base Salary.
Compensation shall not include:

(a)           Reimbursements or other expense allowances; fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

(b)           Sign-on bonuses and other forms of compensation, such as individual bonuses, reward and recognition awards, regional differentials paid in cash and referral fees.

(c)           Any income exercised from the receipt of any qualified or nonqualified stock options, or the receipt of any share offerings.

(d)           Severance or salary continuation payments and vacation paid upon termination.

(e)           Any payments to employees in lieu of circle of excellence, presidential, or other award bonuses, such as potential trips for achieving sales objectives.

(f)           All other W-2 wages not identified as exclusions above, such as group term life insurance or imputed income.

(g)           Any imputed income for civil union or domestic partner benefits effective as of January 1, 2007.

(h)           Any special sales incentives that are determined to be part of the Sales Incentive Plan as established by Novo Nordisk Inc.

For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation in the component of the Plan for which Compensation is being used pursuant to Section 3.2.

Notwithstanding any provisions to the contrary, in accordance with IRS Notice 2001-37, for Plan Years beginning on or after January 1, 2001 (or the first day of the first Plan Year for which the Plan was operated, in accordance with the CRA Amendment of Section 414(s)), but in no event earlier than the first day of the first Plan Year beginning on or after January 1, 1998, Compensation shall not include elected amounts that are not includible in gross income of the employee under Sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b) of the Code.  This provision shall apply for purposes of Section 2.12 and any other applicable provisions of the Plan.  Notwithstanding any provision to the contrary, all applicable Compensation shall be taken into consideration for purposes of Section 414(s) and in performing the ADP/ACP Tests.

In the case of a Self-Employed Individual, Compensation means Earned Income during such period; provided, if Compensation is modified so that Non-Highly Compensated Employees receive less than their total Compensation, Compensation for each self-employed individual shall be his Earned Income multiplied by a percentage.  Such percentage equals the aggregate compensation recognized for allocation purposes for Non-Highly Compensated Employees divided by the aggregate total compensation actually paid to Non-Highly Compensated Employees. Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), and 457(b) of the Code.  Section 132(f)(4) elective deferrals are included in Compensation for Plan Years beginning on or after January 1, 2001.  Section 132(f)(4) elective deferrals are included in Compensation for Plan Years beginning on or after January 1, 2001.

As a result of EGTRRA, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code, (i.e., $225,000 in 2007 and $230,000 in 2008).  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

For purposes of determining the Actual Deferral Percentages under Section 2.2 and the Contribution Percentage under Section 2.13, Compensation shall include all taxable fringe benefits and other items permitted to be taken into consideration under the Code, including elected amounts that are not includible in gross income of the employee under Sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b).

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each employee taken into account under the Plan shall not exceed the EGTRRA annual Compensation limit, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.  The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the annual Compensation limit in effect for that prior determination period.

For purposes of determining the Actual Deferral Percentages under Section 2.2 and the Contribution Percentage under Section 2.13, Compensation shall include all taxable fringe benefits and other items permitted to be taken into consideration under the Code, including imputed income associated with any civil union or domestic partner benefits effective as of January 1, 2007.

2.13             “Contribution Percentage” means, for a specified group of Employees for a given Plan Year, the average of the ratios (calculated separately for each Employee within the group) of:

(a)         The sum of

(1)           Such Employee's Matching Contributions for the Plan Year (to the extent not included in such Employee's Actual Deferral Percentage for such Plan Year); plus,

(2)           At the election of the Administrator, any portion of the Employee's Savings Contributions for the Plan Year or elective deferrals under any other qualified retirement plan maintained by the Employer or any Affiliate that may be disregarded without causing this Plan to fail to satisfy the requirements of Section 401(k)(3) of the Code and the regulations issued thereunder; plus

(3)           In the case of any Highly Compensated Employee, any employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Employer or any Affiliate; to

(b)         The Employee's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

2.14             “Date of Distribution” means:

(a)         In the event of Retirement or other termination of employment not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(1)           The date on which the Participant attains the Normal Retirement Age specified herein;

(2)           The 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3)           The date the Participant terminates his service with the Employer.

(b)         Except as otherwise provided in Section 8.10 which addresses the minimum distribution rules, payment under this Plan shall commence no later than the Date of Distribution hereunder.

(c)         In the event a Participant dies before he has begun to receive any distributions of his interest under the Plan, distribution of such deceased Participant's interest which is payable to or for the benefit of a Beneficiary must be made not later than 1 year after the date of the Participant's death (or such later date as may be prescribed by Treasury regulations).  Except, however, in the event the Participant's Spouse is his Beneficiary, the requirement that distributions commence within 1 year of a Participant's death shall not apply, if his Spouse elects in writing to defer such distribution.  Such distribution to the Participant's Spouse, however, must commence no later than the date on which the deceased Participant would have attained age 70½.

2.15             “Determination Date or Period” means, for purposes of identifying Highly Compensated Employees, (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

-	Designated Investment Alternatives and Directed Investment Options are incorporated into Article XIII.
-	No definition exists for Early Retirement Date, since no Early Retirement Age existed under the 2002 Plan.
-	No definition of Disability exists since no Disability benefit exists. A Disability would be treated as any other termination of employment.

2.16             “Discretionary Profit Sharing Contribution” or “Basic Contribution” means the discretionary contributions made to the Plan by the Employer pursuant to Section 4.5, if any.

2.17             “Discretionary Profit Sharing Contributions Account” or “Basic Contribution Account” means, for each Participant or Former Participant, the Account established to reflect the portion of his Account Balance attributable to Discretionary Profit Sharing Contributions, which are also referred to as Basic Contributions, if any.

2.18             “Effective Date” means January 1, 1983 for the Plan and this amended and restated document is generally effective as of January 1, 2007, unless an earlier or later effective date is required pursuant to any statute or Treasury Regulations, or as otherwise provided in this Plan.

2.19             “Employee” means (a) any person employed by the Employer or an Affiliate; or (b) any individual who is a Leased Employee with respect to whose services the Employer or such Affiliate is the recipient and to whom the safe harbor provisions of Section 414(n)(5) of the Code do not apply.

2.20             “Employee After-Tax Roth 401(k) Contribution” means the Employer’s Contribution to the Plan that is made pursuant to the Participant’s deferral election provided in Section 4.8.

2.21             “Employee After-Tax Roth 401(k) Contribution Account” means, for each Participant or Former  Participant, the account established for the portion of his Account Balance attributable to Employee After-Tax Roth 401(k) Contributions.

2.22             “Employee Catch-Up Contribution” means the Employer’s contributions to the Plan that are made pursuant to the Participant’s deferral election provided in Section 4.7.

2.23             “Employee Catch-Up Contribution Account” means, for each Participant or Former Participant, the account established for the portion of his Account Balance attributable to Catch-Up Contributions.

2.24             “Employee Savings Contribution” means the Employer's contributions to the Plan that are made pursuant to the Participant's deferral election provided in Section 4.2.

2.25             “Employee Savings Contribution Account” means, for each Participant or Former Participant, the account established for the portion of his Account Balance attributable to Employee Savings Contributions.

2.26             “Employer” means the Company, any other business organization which succeeds to its business by way of merger, consolidation or other reorganization, and any corporation or other business entity, whether affiliated with, related to, or not related to the Company, which with the approval of the Trustee(s) and the Board of the Company, and by resolution of its own board of directors (or similar governing body), adopts this Plan and Trust by execution of a Participation Agreement under Section 2.49.  From and after the effective date of such adoption, such entity shall have become a party to this Agreement, and shall for all purposes of this Agreement be included within the meaning of the word "Employer", except where the context limits such term to NNI.

2.27             “Entry Date” means to be entitled to make Employee Savings, Employee Catch-Up, Employee After-Tax Roth Contributions and After-Tax Contributions, or to be entitled to receive Matching or Discretionary Profit Sharing Contributions.  The term Entry Date shall also include any other date determined by the Administrator and applied in a uniform and nondiscriminatory manner, to accommodate the entry of new Employees attributable to any acquisition or new business contracts.

2.28             “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.29             “Fiduciary” means a person (natural or otherwise) who exercises any discretionary authority or discretionary control respecting the management of the Plan; or who exercises any authority or control respecting the management or disposition of its assets; or who renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of such Plan, or has any authority or responsibility to do so.

2.30             “Fiscal Year” means the 12 month period from January 1 to the last day of December in each year.

2.31             “Forfeiture” means amounts allocated to a Suspense Account to be held until such time as they may be reallocated under the Plan in accordance with Sections 4.4, 4.5 and 8.4.  Forfeitures are used to reduce NNI Basic or Matching Contributions or to pay administrative expenses of the Plan, within the discretion of NNI.

2.32             “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

2.33             “415 Compensation” shall include and exclude the following:

(a)         It shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and in the case of a Participant who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant's earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder)) paid during the "Limitation Year."

(b)         It shall exclude:

(1)           contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Section 415 limitations to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed;

(2)           Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Section 408(k) of the Code to the extent such contributions are deductible by the Employee under Section 219(a) of the Code;

(3)           any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed except that any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee;

(4)           amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(5)           amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(6)           other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee); and

(7)           any amounts included in a Participant's wages which are attributable to automobile expenses or reimbursements under the Employer's method of accounting.

The definition of Compensation for purposes of Section 415 shall be the total unreduced Compensation of each Participant, including any Section 401(k), Section 125, or Section 457 nonqualified deferred compensation salary deferral amounts, and any other amounts permitted to be included in Compensation, such as contributions to any SEP or SIMPLE Plans.

For Limitation Years beginning on or after the earlier of January 1, 2001 or the first day of the first Limitation Year for which the Plan was operated in accordance with the CRA Amendment of Section 415(c)(3), but in no event earlier than the first day of the Plan Year beginning on or after January 1, 1998, for purposes of applying the limitations described in Section 2.39 of the Plan, Compensation paid or made available during such Limitation Years shall include elected amounts that are not includible in gross income to the employee, by reason of Section 132(f)(4) of the Code.

Section 2.12 of the Plan excludes severance benefits from the definition of Compensation for purposes of contributions.  Effective as of January 1, 2007, Post Severance Compensation shall also be excluded from the definition of Compensation under Section 415 of the Code and for allocation purposes.  Furthermore, Post Year End Compensation shall also be excluded

for purposes of   Section 415 and for allocation purposes.

For purposes of the preceding paragraph, the following definitions shall apply:

(a)           "Post Year End Compensation" means amounts earned during a Plan Year but not paid during that year solely because of the timing of pay periods and pay dates if: (i) these amounts are paid during the first few weeks of the next Plan Year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (iii) no compensation is included in more than one Plan Year.

(b)           "Post Severance Compensation" means amounts paid by the later of: (i) 2½  months after an Employee's severance from employment with the Employer maintaining the Plan or (ii) the end of the Limitation Year that includes the date of severance from employment with the Employer maintaining the Plan; and those amounts would have been included in the definition of Compensation if they were paid prior to the Employee's severance from employment with the Employer maintaining the Plan. However, the payment must be for (1) unused accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if the Employee had continued in employment; or (2) received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee's gross income.

Notwithstanding the preceding paragraphs, Compensation shall include other Compensation paid by the later of: (1) 2½ months after an Employee's severance from employment with the Employer maintaining the Plan; or (2) the end of the Limitation Year that includes the date of the Employee's severance from employment with the Employer maintaining the Plan if: (a) the payment is regular compensation for services during the Employee's regular working hours, or compensation for services outside the Employee's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments otherwise included in the definition of Compensation; and the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.

The exclusions from Compensation for payments after severance from employment do not apply to payments to an individual who does not currently perform services for the employer by reason of qualified military service (as that term is used in Section 414(u)(1) of the Code) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service. To the extent provided in the Plan, Compensation shall include Compensation paid to a Participant who is permanently and totally disabled.

2.34             “Highly Compensated Employee” means any Employee who:

(a)         Was a 5% owner, as defined in Section 416(i)(l) of the Code, of the Employer at any time during the current or the preceding Plan Year; or

(b)	For the preceding year -

(1)           Had compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996), and

(2)           If the Employer elects the application of this clause for such preceding Plan Year below, was in the Top-Paid group of Employees for such preceding Plan Year.

For the purpose of this provision, an Employee is in the Top-Paid group of employees for any Plan Year if such Employee is in the group consisting of the top 20% of the employees when ranked on the basis of Compensation paid during such Plan Year.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the Top-Paid group, shall be made in accordance with Section 414(q) of the Code and the regulations thereunder.

The term "Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees.

The Employer or the Plan Administrator may elect to limit the determination of Highly Compensated Employees to individuals among the top 20% of Employees ranked by Compensation, as noted above.  The Employer hereby elects:

[ x ]	i.	To limit the term Highly Compensated Employee to Employees ranked in the top 20% of all Employees based upon Compensation; or

[ ]	ii.	Not to limit the term Highly Compensated Employee to Employees ranked in the top 20% of all employees based upon Compensation.

Notwithstanding any provisions to the contrary, in determining Highly Compensated Employees, the term “Compensation” shall include elected amounts that are not includible in gross income to an Employee, by reason of Section 132(f)(4) of the Code.  This provision is effective in the same manner as provided in Section 2.33 of the Plan.

Lastly, the term Highly Compensated Employee shall automatically be adjusted to comply with any changes in the Code.

For purposes of this Section, for Plan Years beginning prior to January 1, 1998, the determination of "415 Compensation" shall be made by including amounts that would otherwise be excluded from a Participant's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(0)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

2.35             “Hour of Service” means each hour for which an Employee is either directly or indirectly compensated, or entitled to be compensated, by the Employer or an Affiliate for performing duties for the Employer or an Affiliate during the applicable computation period.  It shall also include hours during any period which no duties are performed due to an Employer-approved paid vacation, holiday, disability, sick leave or any other paid leave of absence or military duty.  In addition, Hour of Service shall include each hour for which back pay is either awarded or agreed to by the Employer, notwithstanding any mitigation of damages resulting therefrom.  An Hour of Service for back pay shall be credited to the Employee during the year the service was performed.  Hours of Service shall be computed and credited in accordance with Section 2530.200b-2(b) and (c) of the Department of Labor Regulations, which regulations are incorporated herein by reference.

           2.36            “Key Employees” means those Employees defined in Section 416(i) of the Code and the Treasury regulations thereunder, as modified or changed from time to time.  Generally, they shall include any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding 4 Plan Years, is:

(a)         An officer of the Employer (as that term is defined within the meaning of the regulations under Section 416 of the Code) earning over $145,000 (in 2007), or any other applicable limitations.

(b)         A "5% owner" of the Employer.  "Five percent owner" means any Employee who owns (or is considered as owning within the meaning of Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers.

(c)         A "1% owner" of the Employer having annual "415 compensation" from the Employer of more than $150,000.  "One percent owner" means any person who owns (or is considered as owning within the meaning of Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profits interest in the Employer.  In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers. However, in determining whether an individual has "415 compensation" of more than $150,000, "415 compensation" from each employer required to be aggregated under Sections 414(b), (c), and (m) of the Code shall be taken into account.

2.37             “Late Retirement Date” means the actual date of Retirement of a Participant who remains employed by an Employer after attaining age 65.

2.38             “Leased Employees” means any person (other than an Employee of the Employer) who pursuant to an agreement between the employer and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis (i.e., working 1,500 hours per year) for a period of at least 1 year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code; (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20% of the recipient's  nonhighly compensated workforce.

2.39             “Limitation Year” means the same as the Plan Year, unless another 12-consecutive month period is designated by the Employer.

2.40             “Matching Contributions” means, for each Participant for any Plan Year, the contributions made on his behalf by the Employer under Section 4.4, if any.

2.41             “Matching Contributions Account” means, for each Participant or Former Participant, the account established for the portion of his Account Balance attributable to Matching Contributions, if any.

2.42             “Named Appeals Fiduciary” or “Named Fiduciary” means the person or persons named as such by the Board, or if no such person or persons be named, the Company.

2.43             “Net Earnings” means the current or accumulated earnings and profits of the Employer for any taxable year ending with or within the Plan Year as determined in accordance with the Employer's general method of accounting.  Notwithstanding the above, contributions may be made to the Plan for any and all Plan Years for which Net Earnings do not exist.

2.44             “Non-Key Employee” means any Employee who is not a Key Employee.

2.45             “Normal Retirement Age” means a Participant has attained the Participant’s 65th birthday.

            2.46             “One Year Break In Service” means a Plan Year during which an Employee has not completed more than 500 Hours of Service with the Employer.  An Employee shall not incur a One Year Break in Service for the Plan Year in which he dies, retires, or suffers a Disability.  Further, solely for the purpose of determining whether a Participant has incurred a One Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence".

An "Authorized Leave of Absence" means an authorized leave of absence granted by the Employer in accordance with reasonable standards and policies uniformly observed and consistently applied and shall include, by way of illustration and not limitation, leaves of absence granted because of illness of the Employee or his family members, vacations without pay and pursuit of education or vocational study.  Continuity of employment, for purposes of eligibility and vesting shall not be interrupted by a period of absence authorized by the Employer or by service in the Armed Forces of the United States if the Employee returns to work on the first regular working day following the ending date of such absence, or in the case of such military service, within the period prescribed by law; provided, however, that in the event any Employee is continually on leave of absence for a period of more than one year, a termination of employment then shall be deemed to have occurred for all purposes of the Plan on the one year anniversary of the commencement of the leave of absence.

A "Maternity or Paternity Leave of Absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.  For this purpose, Hours of Service shall be credited for the Plan Year in which the absence from work begins, only if credit therefor is necessary to prevent the Employee from incurring a One Year Break in Service, or, in the event such credit of Hours of Service is not necessary for the Plan Year in which the absence from work begins, in the immediately following Plan Year.  The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, 8 Hours of Service per day.  The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

In the event any Employee on an Authorized Leave of Absence under any state or federal family leave laws, such Employee shall be treated as being employed on the last day of any applicable Plan Year and shall be entitled to Years of Service for purposes of eligibility and vesting, in accordance with such laws as promulgated by the Internal Revenue Service.

For purposes of vesting, a “One Year Break in Service” means a Period of Severance of at least 12 consecutive months.

2.47             “Participant” means an Employee who has participated, and continues to participate, in the Plan in accordance with Article III herein (until all benefits due him under the Plan are paid).

2.48             "Participating Companies" means any Related Entities that agree to participate in the Plan with the approval of NNI and any other related entities that formally agree to participate in the Plan by execution of a Participation Agreement, with approval of NNI.

- Definitions for Participant Direction Procedures, Participant Account, Participant’s Combined Account, Participant’s Directed Account, Participant’s Elective Account, and Transfers/Rollover Accounts are impressed elsewhere.

2.49             “Past Service Credits” means a Participant shall receive credit for all time worked within the NNI controlled group, or credited under the NNI Plan.  Past Service Credits may be granted separately for eligibility and vesting in connection with any corporate transactions or upon the assumption of any contrasts, as documented by the Employer.

2.50             “Period of Service” means the aggregate of all periods commencing with the Employee’s first day of employment or reemployment with the Employer or Affiliated Employer (regardless of whether such Employee has reached age 18 or not) and ending on the date a One Year Break in Service begins or a Period of Severance occurs.  The first day of employment or reemployment is the first day the Employee performs an Hour of Service.  An Employee will also receive partial credit for any Period of Severance of less than 12 consecutive months.  Fractional periods of a year will be expressed in terms of days.  This definition shall be applicable for crediting service for vesting.

Periods of Service with any Affiliated Employer shall be recognized for vesting purposes.

2.51             “Period of Severance” means a continuous period of time during which the Employee is not employed by the Employer.  Such period begins on the date the Employee retires,

quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of any individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first day of such absence shall not constitute a One Year Break in Service.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.52             “Plan” means the terms and provisions of the Novo Nordisk Inc. 401(k) Savings Plan as herein set forth, as the same may be amended from time to time.

2.53             “Plan Number” means Number 001, as assigned to this Plan.

2.54             “Plan Year” means the period beginning on January 1 and ending on December 31 of each year.

2.55             “Qualified Military Services” means service in the uniformed services (as identified in Chapter 43 of Title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such Chapter with respect to such service.

2.56             “Required Beginning Date” means, for any Participant:

(a)         If he attained age 70½  before January 1, 1988, and is not a 5% owner (within the meaning of Section 416 of the Code) of the Employer, April 1 of the calendar year following the later of the calendar year in which he has a separation from service or the calendar year in which he attained age 70½;

(b)         If he attained age 70½ before January 1, 1988, and is a 5% owner (within the meaning of Section 416 of the Code) of the Employer, the later of December 31, 1987 or April 1 of the calendar year following the calendar year in which he attained age 70½;

(c)         if he attained age 70½ before January 1, 1989 and after December 31, 1987, is not a 5% owner (within the meaning of Section 416 of the Code) of the Employer and has not had a separation from service before January 1, 1989, April 1, 1990; and

(d)         If he attains age 70½ on or after January 1, 1989, and before January 1, 1997, April 1 of the calendar year next following the calendar year in which he attains age 70½.

(e)         If he attained age 70½ on or after January, 1997 or commenced distributions prior to January 1, 1997, the provisions of Section 7.11 shall be controlling.

The "required beginning date" for a Participant who is a 5% owner (as described in Section 416(l) of the Code) is April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

2.57             “Retirement” means a termination of employment after a Participant has attained his Normal Retirement Age.  Retirement shall be considered as commencing on the day immediately following a Participant's last day of service.

2.58             “Rollover Contribution” means, for any Participant, a rollover contribution as provided in Section 5.1 or a Direct Rollover under Section 5.3.

2.59             “Spouse” means the person to whom a Participant is legally married at the time of such determination (as determined by the Administrator under local state law).  The term "Surviving Spouse" means the survivor of a deceased former Participant to whom such deceased former Participant was legally married (as determined by the Administrative Committee) on the date of the Participant's death.

2.60             “Super Top Heavy Plan” means a plan described in Subsection 22.2(b).

2.61             “Suspense Account” means the account maintained pursuant to Section 4.19(c) which shall have transferred to it the total contributions representing excessive annual additions as defined by Subsection 4.19(a) which cannot be allocated to other Participants' Accounts pursuant to Subsection 4.19(b).

2.62             “Temporary Employee” means an Employee hired for a specific limited period of time; or hired on a sporadic or intermittent basis for a period of varying duration, but no expected to be employed for more than 12 months.

2.63             “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Disability or Retirement.

2.64             “Top Heavy Plan” means a plan described in Subsection 22.2(a).

2.65             “Top Heavy Plan Year” means that, for a particular Plan Year, the Plan is a Top Heavy Plan.

2.66             “Trust” means the Trust established under Article XII by the Employer to implement the administration of the Plan according to the terms in this instrument, or any separate Trust Agreement executed with the Trustee, as amended from time to time.  To the extent the terms of any Trust Agreement differ from the provisions of this Plan document, the Trust Agreement shall be controlling.

2.67             “Trustee(s)” means  The Charles Schwab Trust Company or any other entity or individuals designated by the Company to hold any Plan assets or to administer the Trust in accordance with the terms hereof.

2.68             “USERRA” means the Uniformed Services Employment and Reemployment Rights of Act of 1994.

2.69             “Valuation Date” means the last day of each month, or such other more frequent dates as directed by the Administrator, up to and including daily valuations, except where such action becomes impossible due to circumstances beyond the scope of the Plan Administrator, Trustee or Third Party Recordkeeper.  If interim valuations are directed by the Administrator, all employees in similar circumstances must be treated alike.

2.70             “Year of Service” means a consecutive 12 month computation period during which an Employee has completed at least 1,000 Hours of Service.  No Years of Service are required for eligibility to enter the Plan, except for Temporary Employees.  For purposes of eligibility for Temporary Employees, the initial computation period shall be the consecutive 12 month period beginning on an Employee's Employment Commencement Date.  Succeeding eligibility computation periods shall be based on the Plan Year beginning with the Plan Year which includes the first anniversary of the Employment Commencement Date.

Years of Service with any Related Entities shall be recognized for purposes of eligibility and vesting from the date any entity becomes a Related Entity, but not for purposes of contributions, whether or not such entity is a Participating Employer of the Plan.  However, the crediting of any service with any Related Entity prior to the date such Related Entity status is obtained shall be controlled by the applicable acquisition agreement, unless required otherwise under the Code or ERISA.  Related Entities have been granted the authority to grant past service credits with predecessor entities for purposes of eligibility and vesting in connection with acquisitions which shall be documented in accordance with procedures established by the Administrator.

For purposes of vesting, a “Year of Service” shall be credited for each Period of Service of 12 consecutive months, prior to a Period of Severance, using the “elapsed time” method of computing service, and regardless of the actual number of hours of service that’s been completed.

For purposes of contributions, after entry into the Plan, no hours of service are required to be worked to receive any Employer Basic or Matching Contributions.

If any Former Participant is reemployed prior to or after a One-Year Break in Service, all Years of Service for vesting and eligibility shall include Years of Service prior to any One-Year Break in Service, or any longer period.

ARTICLE III
PARTICIPATION IN THE PLAN

3.1             No Rights.  Except as otherwise specifically provided, any Employee or former Employee of the Employer or any Participating Company, who is not a Participant on or after January 1, 2007, shall have no rights under this Plan.  Any Employee or former Employee covered by the preceding sentence shall have his rights and benefits determined solely under the NNI Plan as in effect before January 1, 2007, except as otherwise required under the Plan.

3.2             Eligibility Requirements.

(a)         Each Employee of the Employer on January 1, 2007 who was a Participant in the NNI Plan immediately prior to January 1, 2007, shall immediately continue to be a Participant as of January 1, 2007.

(b)         Employees are eligible to enter the Plan immediately on their date of hire, without the need to attain any age or complete any Years of Service, except for Temporary Employees.  Temporary Employees are only eligible to enter the Plan, if they satisfy the eligibility requirements below.  Participation shall commence on the first full payroll period after submission of all applicable Forms.

(c)         Notwithstanding anything to the contrary, to the extent necessary to negotiate any new contracts, or in connection with any acquisitions, the Employer may be permitted to modify the eligibility requirement, if negotiated in any agreements and applied in a uniform and nondiscriminatory manner.

                        (d)         Notwithstanding any other provision herein, no Employee who is covered by a collective bargaining agreement shall be eligible to participate in the Plan unless such agreement specifically provides for participation hereunder.  Nor shall interns, residents of Puerto Rico, Temporary Employees, Leased Employees (unless otherwise required under the Code for qualification purposes), or nonresident aliens without any U.S. source income be eligible to participate in the Plan.  Nonresident aliens without any U.S. source income shall be excluded from participation in the Plan.  The Plan shall also exclude employees who are on long-term or short-term assignments from Novo Nordisk A/S or its Danish subsidiaries covered under the staff pension of Novo Nordisk A/S, or foreign transferees from any Affiliates on temporary assignment who remain covered by foreign pension plans.

(e)         Temporary Employees are required to work 1,000 Hours of Service in the 12 month period measured from their date of hire for purposes of eligibility to make Employee Savings or Employee Catch-Up, or to receive any Employer Contributions.  If a Temporary Employee does not satisfy the 1,000 Hours of Service required by the anniversary of the Temporary Employees date of hire, the eligibility period will shift to the Plan Year.  A Temporary Employee shall enter the Plan as of the first day of the month after completing our eligibility requirements for purposes of eligibility for all contributions.

3.3             Determination of Eligibility.  The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer.  Such determination shall be conclusive and binding upon all persons, as long as the same is made in accordance with this Plan and ERISA, and provided such determination shall be subject to review in accordance with Section 11.2.

3.4             Application Procedure.  To become a Participant, an eligible Employee must execute any required application or other forms required by the Employer, if any.  Such Employee must perform all acts required of him within 60 days of the date on which he is notified of his eligibility.  If he fails to perform within the required time, he may become a Participant on the Entry Date after he complies with the above conditions, unless such actions are waived by the Administrator in a uniform and nondiscriminatory manner.  The Administrator, within its discretion, may change the application procedures to permit the use of any other reasonable procedures necessary to enroll any employees in the Plan.  In no event, however, shall any Employee participate in the Plan prior to the execution of all necessary forms.

3.5             Election Not to Participate or to Waive Contributions.  Notwithstanding Section 3.4, an Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan or to waive some or all of the contributions on his behalf to the Plan.  The election not to participate or to waive some or all contributions must be communicated to the Employer, in writing, no later than 90 days prior to the first day of the Plan Year to which the election not to participate or waiver relates, or within 90 days or any other period established by the Employer after a Participant becomes eligible to enter the Plan.  A Participant making this election shall have the right to modify or revoke this election during a subsequent Plan Year.  The Administrator shall not permit a Participant to waive participation under the Plan if such waiver would cause the Plan to fail the coverage requirements set forth in Section 410 of the Code.

3.6             Former Employees.  If an individual is not an Employee on the date he would otherwise become a Participant under Section 3.2, he shall not then become a Participant, but may, subject to Section 3.4, become a Participant on the day he again becomes an Employee.  A Former Participant who again becomes an Employee shall become a Participant immediately.  If any Employee who had not met the eligibility requirements specified in this Article prior to a separation from service is reemployed, he shall be recredited with his prior period of service, for eligibility purposes, and shall be eligible to participate in the Plan on the Entry Date following or coinciding with the fulfillment of all eligibility requirements.

ARTICLE IV
CONTRIBUTIONS

4.1             Employer's Contribution.  For the Fiscal Year during which the Plan is adopted and each Fiscal Year thereafter, the Employer shall contribute to the Plan any or all of the following contributions:

(a)         The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2, which amount shall be deemed the Employer's Elective Deferral Contribution;

(b)         Any Matching Contributions which are made in accordance with Section 4.4; and

(c)         Any Basic or Discretionary Profit Sharing Contributions which are made in accordance with Section 4.5.

(d)         Any Employee After-Tax Contributions which are made in accordance with Section 4.6.

(e)         Any Employee Catch-Up Contributions which are made in accordance with Section 4.7.

(f)         Any Employee After-Tax Roth 401(k) Contributions, which are made in accordance with Section 4.8.

All Employer contributions shall be made to the Plan in accordance with the provisions of Section 4.13.

All Employer contributions shall be made in cash, and shall be allocated as soon as administratively possible after the funds are deposited with the Trustee.

4.2             Employee's Savings Contribution.  Under an election procedure established by the Administrator and in accordance with Section 3.4, each Employee eligible to participate in the Plan may direct the Employer to make Employee Savings Contributions on his behalf.  Subject to Sections 4.14, 4.15 and 4.16, the amount of Employee Savings Contributions may be any whole percentage of the Participant's Compensation from a minimum of 1% up to a maximum of 50% of Compensation, for each pay period to which the election applies.

Each Participant shall authorize the Employer to reduce his cash remuneration for each pay period by the amount of his total Employee Savings Contributions to the Plan for such period.  During such period, the Employer shall contribute to the Trust for credit to the Employee Savings Contributions Account of each Participant who authorizes Employee Savings Contributions on his behalf an amount equal to such Participant's Compensation for such period multiplied by the percentage authorized by the Participant.  A Participant's election to have the Employer make Employee Savings Contributions on his behalf shall remain in effect until the earliest of the date he ceases to be a Participant, the date the election is changed or suspended in accordance with Section 4.3, or the date the election is limited in accordance with Article IV of the Plan.

Notwithstanding any provisions to the contrary, effective for eligible Employees who become Participants on or after October 1, 2005, including any rehired Employees, a Participant’s Compensation shall automatically be reduced by 2%, which amount shall be deemed to be the Participant’s Employee Savings Contribution election if the Participant does not elect to defer a greater or lesser percentage of Compensation, or elects to receive cash in lieu of making any Employee Savings Contribution, within 60 days after becoming eligible to enter the Plan.  An eligible Employee has an effective opportunity to elect to receive an amount in cash if the eligible Employee receives notice of availability of the election and the eligible Employee has a reasonable period to make the election before the date on which the cash is currently available.  Any automatic deferral contributions made pursuant to this Section 4.2, and any corresponding Matching Contributions shall be placed in a default fund as selected by the Administrator, and Participants may modify the investment allocation of these contributions in the same manner as any other Plan contributions.

Notwithstanding any provisions to the contrary, effective for Employees who never affirmatively took any action to enroll, disenroll, or elect to participate in the Plan on or before October 1, 2005, including any rehired employees, effective as of July 1, 2007, a Participant’s Compensation shall automatically be reduced by 2%, which amount shall be deemed to be the Participant’s Employee Savings Contribution election if the Participant does not elect to defer a greater or lesser percentage of Compensation, or elects to receive cash in lieu of making any Employee Savings Contribution, within 60 days after being informed of this automatic enrollment provision.  An eligible Employee has an effective opportunity to elect to receive an amount in cash if the eligible Employee receives notice of availability of the election and the eligible Employee has a reasonable period to make the election before the date on which the cash is currently available.  Any automatic deferral contributions made pursuant to this Section 4.2, and any corresponding Matching Contributions shall be placed in a default fund as selected by the Administrator, and Participants may modify the investment allocation of these contributions in the same manner as any other Plan contributions.

Effective as of April 1, 2008, and each April 1 thereafter, to the extent that any eligible Participant is not making any Employee Savings Contribution, whether or not such Participant was previously automatically enrolled and disenrolled, rehired, or otherwise, such Participant’s Compensation shall automatically be reduced by 2%, which amount shall be deemed to be the Participant’s Employee Savings Contribution election if the Participant does not elect to defer a greater or lesser percentage of Compensation, or elects to receive cash in lieu of making any Employee Savings Contribution, within 60 days after being informed of this automatic enrollment provision.  An eligible Employee has an effective opportunity to elect to receive an amount in cash if the eligible Employee receives notice of availability of the election and the eligible Employee has a reasonable period to make the election before the date on which the cash is currently available.  Any automatic deferral contributions made pursuant to this Section 4.2, and any corresponding Matching Contributions shall be placed in a default fund as selected by the Administrator, and Participants may modify the investment allocation of these contributions in the same manner as any other Plan contributions.

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.7 of this Plan, that provides for Catch-Up Contributions, and Section 414(v) of the Code, if applicable.

4.3             Change in Employee Savings, Catch-Up, and After-Tax and Employee After-Tax Roth 401(k) Contributions.  As of the first day of any payroll period, in accordance with any procedures established by the Administrator, a Participant may direct that the rate of Employee Savings, Catch-Up, After-Tax and Employee After-Tax Roth 401(k) Contributions on his behalf be changed to a higher or lower percentage permitted under Section 4.2, by filing with the Administrator a notice of such change which may be provided in writing, through a voice response system, through the internet or in any manner determined to be appropriate by the Administrator.  In addition, a Participant may, at any time, direct that Employee Savings, Catch-Up, After-Tax and Employee After-Tax Roth 401(k) Contributions on his behalf be discontinued by filing with the Administrator a notice directing such change prior to the payroll period in which such election is to be effective, in accordance with any administrative rules established by the Administrator and applied in a uniform and nondiscriminatory manner.

A Participant must make an initial Employee Savings Contribution election or, for eligible Employees who become Participants on or after October 1, 2005, an election to receive cash in lieu of making Employee Savings Contributions within 60 days after becoming eligible to enter the Plan pursuant to Section 4.2.  Eligible Employees who enter the Plan on or after October 1, 2005, who fail to make an election as explained above within 60 days after becoming eligible to enter the Plan shall be subject to the automatic deferral election explained under Section 4.2.  In any event, Participants who fail to make an initial election regarding Employee Savings Contributions within 60 days after becoming eligible to enter the Plan may thereafter make a deferral election in accordance with the rules governing modifications.  The Participant shall make an election by entering into a written salary reduction agreement (or through electronic means approved by the Administrator) with the Employer and filing such agreement with the Administrator.  Such election shall initially be effective beginning with the pay period following the acceptance of the Employee Savings Contribution agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.  However, with respect to a Participant’s initial election to receive cash in lieu of a salary reduction, such election shall be effective beginning with the first day of the Participant’s pay period coinciding with or next following entry into the Plan pursuant to Section 3.2, if such election is filed with the Administrator before the Participant’s Compensation for such pay period is currently available.

A Participant must make an initial Employee Savings Contribution election or, for eligible Employees who became Participants before July 1, 2007, and who did not previously take any action to affirmatively waive participation prior to July 1, 2007, an election to receive cash in lieu of making Employee Savings Contributions within 60 days after being informed of the new automatic enrollment provisions of Section 4.2.  Eligible Employees who enter the Plan on or after July 1, 2007, who fail to make an election as explained above within 60 days after being informed of the new automatic deferral election explained under Section 4.2, shall automatically participate in the Plan.  In any event, Participants who fail to make an initial election regarding Employee Savings Contributions within 60 days after becoming eligible to enter the Plan may thereafter make a deferral election in accordance with the rules governing modifications.  The Participant shall make an election by entering into a written salary reduction agreement (or through electronic means approved by the Administrator) with the Employer and filing such agreement with the Administrator.  Such election shall initially be effective beginning with the pay period following the acceptance of the Employee Savings Contribution agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.  However, with respect to a Participant’s initial election to receive cash in lieu of a salary reduction, such election shall be effective beginning with the first day of the Participant’s pay period coinciding with or next following entry into the Plan pursuant to Section 3.2, if such election is filed with the Administrator before the Participant’s Compensation for such pay period is currently available.

For any Participants hired on or after April 1, 2008, who are not actively electing to make Employee Savings Contributions, whether or not they previously took any action to affirmatively waive participation, such Participants shall be deemed to make an election to receive cash in lieu of making Employee Savings Contributions within 60 days after being informed of the new automatic enrollment provisions of Section 4.2.  Eligible Employees who enter the Plan on or after April 1, 2008, who fail to make an election as explained above within 60 days after being informed of the new automatic deferral election explained under Section 4.2, shall automatically participate in the Plan.  In any event, Participants who fail to make an initial election regarding Employee Savings Contributions within 60 days after becoming eligible to enter the Plan may thereafter make a deferral election in accordance with the rules governing modifications.  The Participant shall make an election by entering into a written salary reduction agreement (or through electronic means approved by the Administrator) with the Employer and filing such agreement with the Administrator.  Such election shall initially be effective beginning with the pay period following the acceptance of the Employee Savings Contribution agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.  However, with respect to a Participant’s initial election to receive cash in lieu of a salary reduction, such election shall be effective beginning with the first day of the Participant’s pay period coinciding with or next following entry into the Plan pursuant to Section 3.2, if such election is filed with the Administrator before the Participant’s Compensation for such pay period is currently available.

A Participant who has directed that Employee Savings, Catch-Up, After-Tax or Employee After-Tax Roth 401(k) Contributions be discontinued may resume making such Contributions as of the first day of any payroll period, in accordance with any procedures established by the Administrator.

4.4             Matching Contributions.  Subject to the limitations of Sections 4.15 and 4.16 the Employer shall contribute to the Trust for each Plan Year an amount equal to the following:

(a)         On behalf of each Participant who is eligible to share in Matching Contributions for the Plan Year, a Matching Contribution shall be made equal to 100% of the first 1% of a Participant’s Employee Savings or Employee After-Tax Roth 401(k) Contributions up to 1% of Compensation.  However, a Participant must defer at least 2% of Compensation each payroll period in order to be eligible to receive the Matching Contribution.  These Matching Contributions are made on a payroll by payroll basis as long as at least 2% of Compensation is being contributed to the Plan.

(b)         The amount of Matching Contributions and the level of Employee Savings and Employee After-Tax Roth 401(k) Contributions to be matched for each Plan Year may be discontinued or changed by NNI, within its sole discretion at any time, effective as of the first day of any calendar quarter after announcing the change.

(c)         Participants are not required to be employed on the last day of any calendar quarter or Plan Year, or to perform any Hours of Service, to receive any Matching Contributions.

(d)         No Make-Up Contributions are made by NNI after the end of any Plan Year.

(e)         Matching Contributions shall be made on Employee After-Tax Roth 401(k).  Matching Contributions shall not be made on Catch-Up Contributions and After-Tax Contributions.

(f)         Any Matching Contributions which are forfeited pursuant to Section 8.3, shall (except to the extent applied under Section 8.4) be used to reduce future Employer Matching Contributions, for the Employer or the Affiliate which employed the Participants from whom such forfeitures occurred.

4.5             Discretionary Profit Sharing Contributions.

(a)         The Employer may contribute to the Trust for each Plan Year such amount as the Board, in its sole discretion, shall determine; provided, however, that the contribution for any Plan Year shall not cause the total contributions by the Employer to exceed the maximum allowable current deduction under the applicable provisions of the Code.  Such contributions shall be allocated to the Basic Contribution Accounts of all eligible Participants, also known as the Basic Contribution Account, regardless of the number of hours of service worked in any Plan Year and regardless of whether or not employed by the Employer on the last day of the Plan Year.  The Basic Contribution shall be equal to 8% of Compensation for all eligible Participants.  Any additional Discretionary Profit Sharing Contributions will be allocated in proportion to their Compensation as compared to the Compensation of other Participants, while a Participant, for the Plan Year.  No hours of service are required to receive this contribution.  A Participant shall share in the Basic Contribution and any additional Discretionary Profit Sharing Contributions for any Plan Year during which he retires, dies or suffers a Disability.

(b)         All forfeited amounts attributable to the Basic and any additional Discretionary Profit Sharing Contributions made in accordance with Section 4.5 shall, (subject to Section 8.4) be used to reduce future Employer Matching Contributions as provided in Section 8.3 for the Employer or Affiliate for whom the Participant worked and/or to pay Plan expenses.

4.6             Employee Voluntary After-Tax Contributions.  Participants shall be entitled to make voluntary Employee After-Tax Contributions to the Plan in an amount equal to up to 15% of their Compensation on a payroll by payroll basis.  All voluntary Employee After-Tax Contributions shall be treated as “Employer Contributions” for purposes of all discrimination, annual additions, and other limitations contained in the Plan.

4.7             Employee Catch-Up Contributions.  All Employees who are eligible to make Employee Savings Contributions under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make “Catch-Up Contributions” in accordance with, and subject to the limitations of Section 414(v) of the Code.  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.  The procedures established under Sections 4.2 and 4.3 of the Code shall apply to all Employee Catch-Up Contributions.

4.8             Employee After-Tax Roth 401(k) Contributions.  Effective as of the date selected by the Employer, Employee After-Tax Roth 401(k) Contributions shall be permitted as provided in Article 24 and shall be allocated to a separate account maintained for such deferrals as described in Sections 2.22 and 24.6.

4.9             Rollover Contributions.  In its sole discretion, the Administrator may authorize the Plan to accept Rollover Contributions of cash from any Employee, whether or not the Employee is eligible to be a Participant in the Plan, or to accept a Direct Rollover Contribution of an eligible rollover distribution from another qualified plan.  Such funds shall be accounted for in accordance with the provisions of Article V.  Employees and Participants shall at all times have a 100% nonforfeitable interest in any Rollover or Direct Rollover Contribution.

4.10             Contributions for Persons of Military Service.  Notwithstanding any provision of this Plan to the contrary, all contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent with Section 414(u) of the Code, as follows:

(a)         Deferral Contributions.  The Employer shall permit a reemployed Participant (who is reemployed while his reemployment rights are protected by law) to make additional Employee Savings, Catch-Up, After-Tax or Employee After-Tax Roth 401(k) Contributions during the period which begins on the date of the reemployment of such Participant and has the same length as the lesser of:

(i)           The product of 3 and the period of Qualified Military Service which resulted in such rights, and

(ii)	5 years.

The amount of additional Employee Savings, Catch-Up, After-Tax or Employee After-Tax Roth 401(k) Contributions permitted under this Section 4.10(a) is the maximum amount of the Employee Savings, Catch-Up, After-Tax or Employee After-Tax Roth 401(k) Contributions that the Participant would have been permitted to make under the Plan during the period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received Compensation as determined under Section 4.10(e).  Proper adjustment shall be made to the amount determined under the preceding sentence for any Employee Savings, Catch-Up, After-Tax or Employee After-Tax Roth 401(k) Contributions actually made during the period of such Qualified Military Service.

(b)         Matching Contributions.  The Employer shall make a Matching Contribution on behalf of a Participant with respect to any additional Employee Savings, Catch-Up, After-Tax Contributions made by the Participant pursuant to Section 4.10(a) on the same basis Matching Contributions would have been made under Section 4.4 had Employee Savings, Catch-Up, After-Tax or Employee After-Tax Roth 401(k) Contributions actually been made during the period of Qualified Military Service.

(c)         Qualified Employer Contributions.  The Company shall contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in Section 4.10, an amount equal to the Qualified Employer Contributions that would have been required under Sections 4.4 and 4.5 had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

(d)         Limitation on Crediting of Earnings and Forfeitures.  Nothing in this Section 4.10 shall be construed as requiring: (i) any crediting of earnings to a Participant with respect to any Employee Savings, Catch-Up, After-Tax or Employee After-Tax Roth 401(k) Contribution or Matching Contribution before such contribution is actually made; or (ii) any allocation of any forfeiture with respect to the period of Qualified Military Service.

(e)         Compensation.  For purposes of this Section 4.10, a reemployed Participant shall be treated as receiving Compensation and Section 415 Compensation during a period of Qualified Military Service equal to:

(i)           The Compensation and Section 415 Compensation the Participant would have received during such period if the Participant were not in Qualified Military Service, determined based on the rate of pay the Participant would have received from the Employer but for absence during the period of Qualified Military Service, or

(ii)           If the Compensation and Section 415 Compensation the Participant would have received during such period was not reasonably certain, the Participant’s average Compensation during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

(f)         Inapplicability of Certain Limitations. If any contributions are made by a Participant or the Employer in accordance with this Section 4.10:

(i)           Any such contribution shall not be subject to any otherwise applicable limitation contained in, and the Plan shall not be treated as failing to meet the requirements of Article IV, and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan with respect to the year in which the contribution is made;

(ii)           Any such contribution shall be subject to the limitations referred to in this Section 4.11(f)(i) with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury); and

(iii)           The Plan shall not be treated as failing to meet the requirements of Article IV by reason of such contributions.

4.11             Employer Contribution Limitation.  In no event shall contributions be made in excess of the amount deductible under Section 404(a) of the Code or any equivalent section of any federal law now or hereafter in effect, subject, however, to any Top Heavy contributions required under Section 6.2.

4.12             Contributions Not Limited to Net Earnings.  Employer contributions may be made to the Plan whether or not any Net Earnings shall exist.

4.13             Timing of Contributions.  The amount of the Employer's contribution to the Plan for each year shall be paid to the Trustee(s) either in a single payment or in installments, not later than the last day of the period provided for the payment of a deductible contribution (including extensions thereof) for such Plan Year under the Code.  Notwithstanding the above, all contributions attributable to Employee Savings Catch-Up or After-Tax Contributions shall be paid to the Trustee as soon as is reasonably possible after the reduction of all Participants' Compensation on account of such contributions, but in no event later than the 15th business day of the month following the month in which the wages from which such participant contributions are withheld, are paid.

4.14             Calendar Year Limitation on Employee Savings Contribution Election.  For any calendar year, the Employee Savings Contributions allocated on behalf of a Participant under this and any other qualified retirement plan which permits Employee pre-tax contributions shall not exceed $15,500 (in 2007), or such other amount as may be permitted under Section 402(g) of the Code.  To the extent necessary to satisfy this limitation for any year:

(a)         Elections under this Section shall be prospectively restricted; and

(b)         After application of Subsection (a), the excess Employee Savings Contributions (with earnings thereon, but reduced by any amounts previously distributed) shall be paid to the Participant on or before the April 15th following the end of the calendar year.

If the Employee Savings Contributions plus the elective deferrals (as defined in Section 402(g)(3) of the Code and Treas. Reg. Section 1.402(g)-1(b)) under any other plan for any Participant exceed such limitation for any calendar year, upon the written request of the Participant made on or before the March 1 first following such calendar year, the excess, including any earnings attributable thereto, shall be paid to the Participant on or before April 15 first following such calendar year.

4.15             Limitation on Employee Savings and Matching Contributions.

(a)         ADP Test. For any Plan Year, the Actual Deferral Percentage for the Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the greater of:

(1)           125% of the Actual Deferral Percentage for all other eligible Employees who are eligible to participate in the Plan; or

(2)           The lesser of:

(A)           200% of the Actual Deferral Percentage for all other Employees who are eligible to participate in the Plan; or

(B)           2% plus the Actual Deferral Percentage for all other Employees who are eligible to participate in the Plan.

(b)         ACP Test.  For any Plan Year, the Contribution Percentage for the Highly Compensated Employees who are eligible to participate in the Plan shall not exceed the greater of:

(1)           125% of the Contribution Percentage for all other Employees who are eligible to participate in the Plan; or

(2)           The lesser of:

(A)           200% of the Contribution Percentage for all other Employees who are eligible to participate in the Plan; or

(B)           2% plus the Contribution Percentage for all other Employees who are eligible to participate in the Plan.

(c)         If the Plan and any other plan(s) maintained by the Employer and its Affiliates are treated as a single plan, as provided under Treas. Reg. Section 1.401(k)-1(b)(3), for purposes of Section 401(a)(4) or Section 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code), the limitations in Subsections (a) through (d) of this Section shall be applied by treating the Plan and such other plan(s) as a single plan.  Effective for Plan Years beginning after December 31, 1989, a plan may not be aggregated with another plan having a different plan year.

(d)         The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employee Savings Contributions made on his behalf under 2 or more qualified retirement plans that are maintained by the Employer and any Affiliate (excluding plans that are not permitted to be aggregated under Treas. Reg. Section 1.401(k)-1(b)(3)(ii)(B)) shall be determined as if such Employee Savings Contributions were made under a single arrangement.

(e)         The application of this Section shall satisfy Sections 401(k) and 401(m) of the Code and regulations thereunder and such other requirements as may be prescribed by the Secretary of the Treasury.

(f)         Notwithstanding any provision to the contrary, if any Participant's Salary Deferral Contributions are returned to Highly Compensated Employees, the applicable Matching Contributions shall be forfeited by Highly Compensated Employees.

(g)         Revised ADP Test.  Any reference to the manner in which excess contributions are returned to Highly Compensated Employees shall be supplemented with the following provisions, except to the extent the previous provisions of this Section 4.15 are required to perform any testing:

(1)           Determination of Actual Deferral Percentage Test.  The Actual Deferral Percentage ("ADP") Test may be satisfied by either using the Actual Deferral Percentage for Highly Compensated Employees determined in each Plan Year, or the Employer may elect to utilize the ADP Test for all Non-Highly Compensated Employees ("NHCEs") for the prior Plan Year in accordance with the SBJPA and IRS Notice 97-2.  Beginning in the 2004 Plan Year, the Employer elects the following:

[ x ]	Section 4.15 of the Plan is amended to use the Actual Deferral

Percentage ("ADP") for Participants who are Highly Compensated Employees for the current Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the preceding Plan Year in performing the nondiscrimination testing required under Section 4.17 for the current Plan Year
[ ]
Section 4.15 of the Plan is amended to provide that with respect to Non-Highly Compensated Employees, the Plan may use the current Plan Year rather than the preceding Plan Year at the election of the Employer. However, if this election is made, it may not be  changed except as provided by the Secretary of the Treasury.

(2)           Special Rule for the First Plan Year.  In the case of the first Plan Year other than a successor plan, the amount taken into account as the ADP of Non-Highly Compensated Employees for the preceding Plan Year shall be 3% or, at the Employer's election, the ADP for that Plan Year.

(h)         Revised ACP Test.  Any reference to the manner in which excess contributions are returned to Highly Compensated Employees shall be deleted and replaced with the following provisions, except to the extent the previous provisions of this Section 4.15 are required to perform any testing:

(1)           Determination of Actual Compensation Percentage Test.  The Actual Compensation Percentage ("ACP") Test may be satisfied by either using the Actual Compensation Percentage for Highly Compensated Employees determined in each Plan Year, or the Employer may elect to utilize the ACP Test for all Non-Highly Compensated Employees ("NHCEs") for the prior Plan Year in accordance with the SBJPA and IRS Notice 97-2.  Beginning in the 2004 Plan Year, the Employer elects the following:

[ x ]
Section 4.15 of the Plan is amended to use the Actual Contribution Percentage ("ACP") for Participants who are Highly Compensated Employees for the current Plan Year and the ACP for Participants who are Non-Highly compensated employees for the preceding Plan Year in performing the nondiscrimination testing required under Section 4.16 for the current Plan Year.

[ ]
Section 4.15 of the Plan is amended to provide that with respect to Non-Highly Compensated Employees, the Plan may use the current Plan Year rather than the preceding Plan year at the election of the Employer.  However, if such election is made, it may not be changed except as provided by the Secretary of the Treasury.

(2)           Special Rule for the First Plan Year.  In the case of the first Plan

Year other than a successor plan, the amount taken into account as the ACP of Non-Highly Compensated Employees for the preceding Plan Year shall be 3% or, at the Employer's election, the ACP for that Plan Year.

4.16             Final 401(k) Regulation Changes.  In order to comply with the Final 401(k) Regulations, the following new administrative testing rules shall apply, effective as of January 1, 2006:

(a)           Targeted Contribution Limit. Qualified Nonelective Contributions (as defined in Treasury Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Section 414(s) compensation and the greater of 5% or 2 times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Treasury Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treasury Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" under this Section). For purposes of this Section:

(i)           The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year); and

(ii)           The "applicable contribution rate" for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Treasury Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE's Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10% of that NHCE’s Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Treasury Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 5(a) of this Amendment.

(b)           Limitation on QNECs and QMACs.  Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Treasury Regulation Sections 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Treasury Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Treasury Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(c)           ADR of HCE if Multiple Plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Treasury Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant's accounts under 2 or more cash or deferred arrangements described in Section 401(k) of the Code, that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury Regulations of Section 401(k) of the Code.

(d)           Plans Using Different Testing Methods for the ADP and ACP Test.  Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(i)           The recharacterization method of Treasury Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(ii)           The rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(iii)           The rules of Treasury Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

(e)           Adjustment to ADP Test.

(i)           Distribution of Income Attributable to Excess Contributions. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(A)           Reasonable Method of Allocating Income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than 7 days before the distribution.

(B)           Alternative Method of Allocating Income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)           Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)           Any additional amount of such contributions made for the Plan Year.

(C)           Safe Harbor Method of Allocating Gap Period Income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to 10% of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (ii) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a distribution made after the 15th day of a month is treated as made on the last day of the month.

(D)           Alternative Method for Allocating Plan Year and Gap Period Income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (ii) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year; and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.

(ii)           Corrective Contributions.  If a failed ADP test is to be corrected by making an Employer Contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 4.16(a) of the Plan, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 4.16(f) of this Plan.

(iii)           Pension Protection Act of 2006.  The Pension Protection Act of 2006 (“PPA”) enacted new Section 401(k) rules, whereby “gap period” income need not be paid for Plan Years beginning on or after January 1, 2008.  This Amendment will be further revised to conform with any guidance issued under PPA when the Plan is next amended and restated, or when otherwise required to maintain the qualified status of the Plan.

(f)           Actual Contribution Percentage (“ACP”) Test.

(i)           Targeted Matching Contribution Limit.  A Matching Contribution with respect to an Elective Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:

(A)           5% of the NHCE's Section 414(s) Compensation for the Plan Year;

(B)           The NHCE's Elective Contributions for the Plan Year; and

(C)           The product of 2 times the Plan’s "representative matching rate" and the NHCE's Elective Contributions for the Plan Year.

For purposes of this Section, the Plan’s "representative matching rate" is the lowest "matching rate" for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest "matching rate" for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year).

For purposes of this Section, the "matching rate" for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee’s "matching rate" is determined assuming that an Employee’s Elective Contributions are equal to 6% of Section 414(s) Compensation.

If the Plan provides a Match with respect to the sum of the Employee’s After-Tax Employee Contributions and Elective Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Elective Contributions in subsections 4.16(f)(ii) and (iii) above and in  determining the "matching rate," and Employees who make either After-Tax Employee Contributions or Elective Contributions are taken into account in determining the Plan's "representative matching rate."  Similarly, if the Plan provides a Match with respect to the Employee’s After-Tax Employee Contributions, but not Elective Contributions, then for purposes of this subsection, the Employee’s After-Tax Employee Contributions are substituted for the amount of the Employee’s Elective Contributions in Section 4.16(f)(ii) and (iii) above and in determining the "matching rate," and Employees who make After-Tax Employee Contributions are taken into account in determining the Plan's "representative matching rate."

(ii)           Targeted QNEC Limit.  Qualified Nonelective Contributions (as defined in Treasury Regulation Section 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Section 414(s) Compensation and the greater of 5% or 2 times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Treasury Regulation Section 1.401(k)-2(a)(6) (including the determination of the "representative contribution rate" for purposes of Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the "representative contribution rate" for purposes of subsection 4.16(f)(ii)(A) below).  For purposes of this Section:

(A)           The Plan's "representative contribution rate" is the lowest "applicable contribution rate" of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year); and

(B)           The "applicable contribution rate" for an eligible NHCE is the sum of the matching contributions (as defined in Treasury Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE's Section 414(s) Compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10% of that NHCE’s Section 414(s) Compensation.

(iii) ACR of HCE if Multiple Plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have Matching Contributions or After-Tax Employee Contributions allocated to his or her account under 2 or more plans described in Section 401(a), or arrangements described in Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an HCE participates in 2 or more such plans or arrangements that have different plan years, then all Matching Contributions and After-Tax Employee Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For Plan Years beginning before the effective date of this Section, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury Regulations of Section 401(m).

(iv)           Plans Using Different Testing Methods for the ACP and ADP Test.  Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(A)           The recharacterization method of Treasury Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(B)           The rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(C)           The rules of Treasury Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

(g)           Adjustment to ACP Test.

(i)           Distribution of Income attributable to Excess Aggregate Contributions.  Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the "gap period"). For the purpose of this Section, "income" shall be determined and allocated in accordance with the provisions of Section 4.16(e) of the Plan, except that such Section shall be applied by substituting "Excess Contributions" with "Excess Aggregate Contributions" and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

(ii)           Corrective Contributions. If a failed ACP test is to be corrected by making an Employer Contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 4.16(f)(i) and (ii) of the Plan.

4.17             Prevention of Violation of Limitation on Employee Savings Contributions and Matching Contributions.  The Administrator shall monitor the level of Participants' Employee Savings Contributions and Matching Contributions and elective deferrals, employee contributions, and Employer Matching Contributions under any other qualified retirement plan maintained by the Employer and any Affiliate to insure against exceeding the limits of Sections 4.15 and 4.16.  If the Administrator determines that the limits of Sections 4.15 or 4.16 have been exceeded, it shall take the appropriate following actions for such Plan Year:

(a)        (1)           The Actual Deferral Percentage for Highly Compensated Eligible Employees shall be reduced to the extent necessary to satisfy Sections 4.15 or 4.16.

(2)           The reduction shall be accomplished by reducing the maximum Actual Deferral Percentage for any Highly Compensated Employee to an adjusted maximum Actual Deferral Percentage which shall be the highest if each Highly Compensated Eligible Employee with a high Actual Deferral Percentage had instead the adjusted maximum Actual Deferral Percentage, reducing the Highly Compensated Employees' Employee Savings Contributions and elective deferrals under any other qualified retirement plan maintained by the Employer or any Affiliate (less any amounts previously distributed under Sections 4.15 or 4.16 for the year) in order, beginning with the Highly Compensated Employee(s) with the highest Actual Deferral Percentage, until Sections 4.15 or 4.16 are satisfied; provided, however, that excess contribution shall be allocated to eligible Employee who are subject to the family member aggregation rules of Section 415(q)(6) of the Code in the manner prescribed by regulations.

(3)           Method of Distribution of Excess Contributions (Section 401(k)(8)(c)).  In returning excess contributions if the ADP Test is not satisfied, in accordance with Sections 4.15 or 4.16, the Employer shall return all Excess Contributions by reducing all Highly Compensated Employees with the highest actual Employee Savings Contributions withheld for the current Plan Year on the basis of dollars contributed, in a uniform manner, until the ADP Test is satisfied.  This action is required under SBJPA, and shall be undertaken in accordance with IRS Notice 97-2, and the following procedures:

(A)          The dollar amount of excess contributions is computed for each affected Highly Compensated Employee ("HCE") in accordance with the provisions currently in effect.

(B)          The excess contributions are distributed in the following manner;

(i)           This amount will be distributed to the HCE with the highest dollar amount.

(ii)           Reduce the applicable contributions of the HCE's beginning with the HCE with the highest dollar amount, to equal the dollar amount of the HCE with the next highest dollar amount of contributions.

(C)           Repeat the procedures in Item (ii) above, until total excess contributions are distributed.

If the above distributions are made, the ADP is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code regardless of whether the ADP, if recalculated after distributions, would satisfy Section 401(k)(3) of the Code.

The above procedures are also used for the purposes of recharacterizing excess contributions under Section 401(k)(8)(A)(ii) of the Code.

For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess contributions has been made, or a recharacterization has occurred, the ADP for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code.

(4)           (A)           To the extent practicable, the Administrator shall prospectively limit a Highly Compensated Employee's Employee Savings Contributions to reduce his Actual Deferral Percentage to the extent necessary to satisfy Sections 4.15 and 4.16.

(B)           In addition, not later than 2½ months after the close of the Plan Year (but in no event later than 12 months after the end of the Plan Year) for which such contributions were made, the remaining difference between a Highly Compensated Employee's Actual Deferral Percentage and the Highly Compensated Employee's maximum permissible Actual Deferral Percentage, shall be paid to the Highly Compensated Employee, with earnings attributable thereto.

(5)           Determination of Income or Loss.  The income or loss allocable to excess contributions attributable to Employee Savings Contributions and/or Matching Contributions shall be determined by multiplying the income or loss allocable to the Participant's Employee Savings and/or Matching Contributions (taking into consideration realized or unrealized appreciation (depreciation) on the sale of assets attributable to such income or loss), as applicable, for the Participant's taxable year calculated for such taxable year and for the period from the end of such taxable year to the date of distribution by a fraction.  The numerator of the fraction is such Participant's excess Employee Savings Contributions and/or Matching Contributions, as applicable, for such taxable year, and the denominator is the sum of (i) the total of the Participant's Account Balance attributable to Employee Savings Contributions and/or Matching Contributions, as applicable, as of the beginning of the taxable year, plus (ii) the Participant's Employee Savings Contributions and/or Matching Contributions, as applicable for the taxable year and for the period from the end of the year until the date of distribution.

             (b)         (1)           The Contribution Percentage for the Highly Compensated Employees shall be reduced to the extent necessary to satisfy at least one of the tests in Sections 4.15 or 4.16.

(2)           The reduction shall be accomplished by reducing the maximum Contribution Percentage for any Highly Compensated Employee to an adjusted maximum Contribution Percentage, which shall be the highest Contribution Percentage that would cause one of the tests in Sections 4.15 or 4.16 to be satisfied, if each Highly Compensated Employee with a higher Contribution Percentage had instead the adjusted maximum Contribution Percentage, reducing, in the following order of priority, the Highly Compensated Employees' Matching Contributions and employee contributions and employer matching contributions under any other qualified retirement plan maintained by the Employer or an Affiliate, in order beginning with the Highly Compensated Employee(s) with the highest Contribution Percentage; provided, however, that excess contributions shall be allocated to eligible Employees who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed in regulations.

(3)           In addition, not later than 2½ months after the close of the Plan Year for which such contributions were made, the remaining difference between a Highly Compensated Employee's Contribution Percentage and the Highly Compensated Employee's adjusted maximum Contribution Percentage, with earnings attributable thereto, at the Administrator's direction, shall be treated as a forfeiture of the Highly Compensated Employee's Matching Contributions for the Plan Year to the extent such contributions are forfeitable (which forfeiture shall be used to reduce future Matching Contributions), or paid to the Highly Compensated Employee to the extent such contributions are nonforfeitable; provided, however, that, for any Participant who is also a participant in any other qualified retirement plan maintained by the Employer or any Affiliate under which the Participant makes employee contributions or is credited with employer matching contributions for the year, the Administrator shall coordinate corrective actions under this Plan and such other plan for the year.  Effective as of January 1, 2008, the 2½ month period of time shall be extended to 6 months as permitted under PPA for Eligible Automatic Contribution Arrangements (“EACAs”)

(c)         The Administrator shall also take all appropriate steps in order to meet the multiple use of alternative test contained in Section 4.15.

(d)         Notwithstanding any other provision to the contrary, the amount of excess contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year, and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

(e)         Method of Distribution of Excess Aggregate Contributions (Section 401(m)(6)(c)).  In returning excess contributions if the ACP Test is not satisfied, in accordance with Section 4.15, the Employer shall return all Excess Aggregate Contributions by reducing all Highly Compensated Employees with the highest actual Matching Contributions withheld for the current Plan Year on the basis of dollars contributed, in a uniform manner, until the ACP Test is satisfied.  Any distribution of the Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Employee.  Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this paragraph.  This action is required under SBJPA, and shall be undertaken in accordance with IRS Notice 97-2 and the following procedures:

Excess Aggregate Contributions shall be distributed according to the following procedures:

(i)           The dollar amount of Excess Aggregate Contributions is computed for each affected Highly Compensated Employee ("HCE") in accordance with the provisions currently in effect.

(ii)           The Excess Aggregate Contributions are distributed in the following manner:

(A)           Reduce the applicable contributions of the HCE's beginning with the HCE with the highest dollar amount, to equal the dollar amount of the HCE with the next highest dollar amount of contributions.

(B)           This amount shall be distributed to the HCE with the highest dollar amount.

(iii)           Repeat the procedures in Item (ii) above until total Excess Aggregate Contributions are distributed.

If the above distributions are made, the ACP is treated as meeting the nondiscrimination test of Section 401(m)(2) of the Code regardless of whether the ACP, if recalculated after distributions, would satisfy Section 401(m)(2) of the Code.

For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess aggregate contributions has been made, the ACP for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(m)(2) of the Code."

(f)         The above corrective actions shall be revised, to the extent necessary, to comply with Section 4.16 effective as of January 1, 2006.

4.18             Maximum Annual Additions.  The provisions of this Section shall be construed to comply with Section 415 of the Code.

(a)         As provided under EGTRRA, for Limitation Years beginning after December 31, 2001, except to the extent permitted under Section 4.7 addressing Catch-Up Contributions and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

(i)           $40,000, as adjusted for increases in the cost-of-living under Section

415(d) of the Code, or ($45,000 in 2007)

(ii)           100% of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The Compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(b)         For purposes of applying the limitations of Section 415 of the Code, "annual additions" means the sum, determined for all qualified defined contribution plans of the Employer or any 50% Affiliate, credited to a Participant's accounts for any Limitation Year of (1) Matching Contributions, Employee Savings Contributions and other Employer contributions; (2) employee contributions; (3) forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a defined benefit plan maintained by the Employer or any 50% Affiliate; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by the Employer or any 50% Affiliate.

(c)         For purposes of applying the limitations of Section 415 of the Code, the following are not "annual additions":  (1) transfer of funds from one qualified plan to another; (2) rollover contributions (as defined in Sections 402(a)(5), 403(a)(4), and 408(d)(3) of the Code); (3) repayments of loans made to a Participant from the Plan; (4) repayments of distributions received by an Employee pursuant to Section 411(a)(7)(B) of the Code; (5) repayments of distributions received by an Employee pursuant to Section 411(a)(3)(D) of the Code; and (6) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) of the Code to the extent such contributions are deductible under Section 219(a) of the Code.

(d)         The limitation stated in paragraph (a)(1) above may be adjusted annually as provided in Section 415(d) of the Code pursuant to the regulations prescribed by the Secretary of the Treasury.   The adjusted limitation is effective as of January 1st of each calendar year and is applicable to Limitation Years ending with or within that calendar year.

(e)         All qualified defined contribution plans maintained by the Employer shall be treated as one defined contribution plan.

(f)         If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Plan Years, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the Limitation Year minus any "annual additions" previously credited to such Participant's accounts during the Limitation Year.

4.19             Adjustment for Excessive Annual Additions.

(a)         If, as a result of the allocation of forfeitures, a reasonable error in estimating a participant's Compensation, a reasonable error in determining the amount of Employee Savings Contributions that may be made with respect to any Participant under the Section 415 limitations or under such other circumstances as the Internal Revenue Service may prescribe, the sum of all Employee Savings, Matching, Catch-Up, Employee After-Tax Roth 401(k), Discretionary Profit Sharing, and other Employer contributions; forfeitures and voluntary Employee After-Tax Contributions, if any, allocated in any Limitation Year to any Participant (prior to any distributions pursuant to Section 4.18) would cause the "annual additions" under this Plan and any other defined contribution plans maintained by the Employer and any Affiliate on behalf of a Participant to exceed the applicable Section 415 limitations, the Participant's annual additions shall be reduced as of any allocation date (the last day of the Plan Year) by proportionately reducing Employer contributions under this Plan and under any other plan maintained by the Employer, Forfeitures (if any), and any Employee contributions to be allocated under this Plan on behalf of such Participant in accordance with Section 4.19(b) below.

(b)         If as a result of Sections 4.19(a) the allocation of additions is reduced, such reduction shall be made in the following order and manner provided such reductions are made in accordance with Section 415 of the Code and the regulations thereunder:

(1)           If the Participant is also a participant in any other qualified plan maintained by the Employer, such participant's annual additions shall first be reduced in accordance with the terms of such plan.

(2)           Any voluntary Employee After-Tax Contributions (plus earnings attributable thereto), to the extent they would reduce the annual additions to the maximum permitted amount, shall be returned to the Participant.

(3)           Any Employee Savings Contributions (adjusted for investment performance, if ascertainable) to the extent they would reduce annual additions to the maximum permitted amount, shall be distributed to the Participant.

(4)           Any Employee After-Tax Roth 401(k) Contributions (adjusted for investment performance, if ascertainable) to the extent they would reduce annual additions to the maximum permitted amount, shall be distributed to the Participant.

(5)           Any Matching Contributions, to the extent they would reduce annual additions to the maximum permitted amounts, shall be treated as a Matching Contribution for the year and used to reduce the amount of Matching Contributions actually made for such year and each succeeding year, if necessary.

(6)           Any Discretionary Profit Sharing Contributions, to the extent they would reduce annual additions to the maximum permitted amounts, shall be treated as an additional Discretionary Profit Sharing Contribution for the year such reduction would occur and be reallocated to Participants as of the last day of such year, if necessary.

(c)         In the event any excess annual additions exist after application of the above rules, such excess shall be held in a Suspense Account for use in reducing Employer Contributions in the following Plan Year.

4.20             QNECs.  Notwithstanding any provisions in the Plan to the contrary, the Employer may, within its discretion, make any qualifying nonelective contributions (“QNECs”) to the Plan for nonhighly compensated employees, in the event that the Plan fails to satisfy the Actual Deferral Percentage Test.

4.21             QMACs.  Notwithstanding any provisions in the Plan to the contrary, the Employer may, within its discretion, make any qualified matching contributions (“QMACs”) to the Plan for nonhighly compensated employees in the event that the Plan fails to satisfy the Actual Contribution Percentage Test.

4.22             Timing of QNECs and QMACs.  In the event that any QNECs or QMACs are made in accordance with Sections 4.20 or 4.21, due to the fact that the Employer has elected to use the prior year method for ADP/ACP testing, any such contributions shall be made to the Plan by the end of the Plan Year in which the ADP/ACP tests are being performed.

ARTICLE V
ROLLOVERS AND DIRECT ROLLOVERS

5.1             Rollovers.

(a)         Within the discretion of the Administrator, the Plan may receive any amounts theretofore received by a Participant from a qualified plan, either directly within 60 days after such receipt, or through the medium of an individual retirement account (IRA), provided that such contribution does not consist of nor does the IRA contain any assets other than those attributable to prior employer contributions under a qualified plan.  In addition, with the discretion of the Administrator, the Plan may receive a direct payment of "eligible rollover distributions" (as defined in Article V) from another qualified plan, which amounts shall be deemed "direct rollover" contributions.  No transfer shall be permitted, however, unless in the opinion of legal counsel for the Employer, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer.  The amounts transferred shall be set up in a separate account herein referred to as a Participant's "Rollover Account."  Such account shall be fully vested at all times and shall not be subject to Forfeiture for any reason.

(b)         Amounts in a Participant's Rollover Account shall be held by the Trustees pursuant to the provisions of this Plan, and such amounts shall not be subject to Forfeiture for any reason and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section.

(c)         At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be paid to the Participant in accordance with the provisions of this Plan.

(d)         The Administrator may direct that Employee transfers made pursuant to this Section be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustees until such time as the allocations pursuant to this Plan have been made.

(e)         Unless the Administrator directs that the Participant's Rollover Account be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustees, it shall be invested as part of the general Trust and shall share in any income earned thereon, any investment gains and losses attributable thereto, less any expenses, pursuant to the terms of this Plan.

(f)         For purposes of this Section the term "amounts transferred from another qualified plan" shall mean:  (1) distributions received by an Employee from another qualified Plan which are eligible for tax free rollover to a qualified plan and which are transferred by the Employee to this Plan within 60 days following his receipt thereof; (2) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump sum distribution, (B) were eligible for tax free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within 60 days of receipt thereof and other than earnings on said assets; and (3) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (2) above, and transferred by the Employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account.  Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

(g)         The Administrator shall not accept a distribution from any other qualified retirement plan if the Administrator determines that the transfer of such interest (1) would impose upon this Plan requirements as to the form of distribution that would not otherwise apply herein, (2) would otherwise result in elimination of Section 411(d)(6) protected benefits, or (3) would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of Sections 401(a)(11) and 417 of the Code apply.

5.2             Direct Transfers.  No transfers which would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply shall be permitted to be made to the Plan directly from another qualified plan in a direct Trustees to Trustees transfer.

5.3             Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

For purposes of this Section, the following definitions shall apply:

(a)         Eligible rollover distributions.  An eligible distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)         Eligible retirement plan.  An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution.  However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)         Distributee.  A distributee includes an Employee or former Employee.  In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributee with regard to the interest of the spouse or former spouse.

(d)         Direct Rollover.  A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

(e)         Waiver of Notice for Direct Rollovers.  As permitted under Revenue Procedure 93-47, if a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)           The Plan Administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)           The participant, after receiving the notice, affirmatively elects a distribution.

5.4             Direct Rollovers of Plan Distributions.  Effective for distributions made after December 31, 2001, the following rules shall apply under EGTRRA:

(a)         Modification of Definition of Eligible Retirement Plan.  For purposes of the direct rollover provisions in Article V of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(b)         Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions.  For purposes of the direct rollover provisions in Article V of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(c)         Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions.   For purposes of the direct rollover provisions in Article V of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of Employee After-Tax Contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

5.5             Rollovers from Other Plans.  The Plan shall accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below as of January 1, 2002:

(a)         Direct Rollovers.  The Plan shall accept a direct rollover of an eligible rollover distribution from:

[ ]	A qualified plan described in Section 401(a) or 403(a) of the Code, excluding Employee After-Tax Contributions.

[ x ]	A qualified plan described in Section 401(a) or 403(a) of the Code, including Employee After-Tax Contributions.

[ ]	An annuity contract described in section 403(b) of the Code, excluding Employee After-Tax Contributions.

[ x ]	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(b)         Participant Rollover Contributions from Other Plans.  The Plan shall accept a Participant contribution of an eligible rollover distribution from:

[ x ]	A qualified plan described in Section 401(a) or 403(a) of the Code.

[ x ]	An annuity contract described in Section 403(b) of the Code.

[ x ]	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(c)	Participant Rollover Contributions from IRAs. The Plan:

[ x ]	Shall

[ ]	Shall not

accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

5.6             Rollovers Disregarded in Involuntary Cashouts.  The Employer has elected to include Rollover Contributions for purposes of the Plan’s involuntary cash-out rules with respect to Participants who separated from service. For purposes of Section 8.8 of the Plan, the value of a Participant's nonforfeitable Account shall be determined without regard to that portion of the Account that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of the Participant's nonforfeitable Account as so determined is $1,000 or less ($5,000 prior to March 28, 2005), the Plan may immediately distribute the Participant's entire nonforfeitable Account balance.

5.7           Rollovers.  Article V of the Plan provides for Rollovers and Direct Rollovers.  PPA now permits a rollover to occur to a “Non-Spouse Beneficiary”, whether or not a qualified plan is amended to provide for this distribution option.  Any distribution to a Non-Spouse Beneficiary as an “Inherited IRA” must be made directly from the Plan to the Inherited IRA, and is not eligible for a 60 day rollover to a Non-Spouse Beneficiary.  A rollover to a Non-Spouse Beneficiary may occur for distributions after December 31, 2006.

5.8             Roth Accounts.  Rollovers and Direct Rollovers shall be allowed from Roth IRAs and Roth Section 401(k) Plans in the same manner as permitted for all other Rollovers and Direct Rollovers, as provided in Article XXIV.

ARTICLE VI
CREDITS TO ACCOUNTS OF PARTICIPANTS

6.1             Adjustments to Participants' Accounts.

(a)         The Administrator shall establish and maintain a separate Employee Savings Contribution Account, Catch-Up Contribution Account, Basic Retirement Contribution Account, Matching Contribution Account, Rollover Account, After-Tax¸ and Employee After-Tax Roth 401(k) Contributions Account and Discretionary Profit Sharing Account, if any, in the name of each Participant to which the Administrator shall credit as of each Valuation Date all amounts allocated to each such Participant as hereafter set forth.

(b)         The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contribution for each year.  Within a reasonable time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contributions on the following basis:

(1)           Employee Savings Contributions shall be allocated to each Participant's Employee Savings Contribution Account in an amount equal to the amount deferred by each Participant in accordance with his salary reduction agreement and Section 4.2.

(2)           Any Employer Matching Contributions shall be allocated to each Participant's Matching Contribution Account in accordance with Section 4.4.

(3)           Any Basic or Discretionary Profit Sharing Contributions shall be allocated to the Participant's Discretionary Profit Sharing Contribution Account in accordance with Section 4.5.

(4)           Any Voluntary After-Tax Contributions shall be allocated to the Participant’s Voluntary After-Tax Contribution Account in accordance with Section 4.6.

(5)           Any Catch-Up Contributions made to the Plan shall be credited to the Participant’s Catch-Up Contribution Account in accordance with Section 4.7.

(6)           Any Employee After-Tax Roth 401(k) Contribution made to the Plan shall be credited to the Participant’s Employee After-Tax Roth 401(k) Contribution Account in accordance with Section 4.8.

(7)           Any Rollover or Direct Rollover Contributions shall be credited to the Participant's Rollover or Direct Rollover Contribution Account in accordance with Article V.

(c)         The opening amount of each Participant's Account Balance prior to crediting of the Participant's share of all contributions, shall be adjusted by crediting or debiting the same for investment earnings such as interest, dividends, realized and unrealized investment profits and losses, expenses incurred by the Plan and all other applicable transactions during the applicable period, in the same proportion that each such Participant's Account Balance bears to the total Participants' Account Balances; provided, however, that for purposes of the first such period, the allocation will be based on the amount of each Participant's Account Balance as of the end of the period.  Notwithstanding any provision to the contrary, to the extent individual Accounts are maintained for Participants for which Participants exercise investment discretion, all earnings, such as interest, dividends, realized and unrealized investment profits and losses, and expenses will be allocated to each Participant Account, in accordance with procedures established by the Administrator, as modified from time to time.

6.2             Minimum Allocations Required for Top Heavy Plan Years.

(a)         Notwithstanding the foregoing, for any Top Heavy Plan Year, the Employer's contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to 3% of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any other defined contribution plan included with this Plan in a Required Aggregation Group, as defined in Subsection 22.2(d)(1)). However, if (1) the sum of the Employer's contributions allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than 3% of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Sections 401(a)(4) or 410 of the Code, the sum of the Employer's contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of each Key Employee.

Except, however, no such minimum allocation shall be required for any Non-Key Employee who participates in another defined contribution plan subject to Section 412 of the Code included with this Plan in a Required Aggregation Group if the minimum allocation is being provided in such other defined contribution plan.

(b)         For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service and (2) declined to make mandatory contributions (if required) to the Plan.

(c)         In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is Top Heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

(d)         For any Plan Year when the Plan is a Top Heavy Plan, Non-Key Employees who are participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum accrued benefit in the defined benefit plan equal to "415 compensation" averaged over 5 consecutive Limitation Years (or actual Limitation Years if less) which produce the highest average multiplied by the lesser of (1) 2% multiplied by Years of Service when the Plan is Top Heavy or (2) 20%.  If such Required Aggregation Group is Top Heavy, but not Super Top Heavy, 3% shall be substituted for 2% and 30% shall be substituted for 20% above.

6.3             Market Value of Trust.  The market value of each fund in the Trust, for the purposes of the calculations required under this Article, shall be determined by the Trustee(s), in cooperation with any recordkeeper selected by the Administrator, and communicated to the Employer in writing.  It shall represent the fair market value of all securities or other property in the funds, plus cash and accrued earnings, less accrued expenses and proper charges against each fund as of the last day of the Valuation Date to which the determination relates.  The Trustee's determination shall be final and conclusive for all purposes of the Plan.

6.4             Crediting Participants' Account.  For the purposes of Article VI herein, credits placed to the accounts of Participants shall be deemed to have been so placed as of the Valuation Date on account of which the Employer makes the contribution represented by such credits, notwithstanding they are actually determined or made at a later date.  Similarly, adjustments of account for appreciation and depreciation in market value of Plan assets and income earned and expenses incurred by the Plan shall be deemed to have been made for the Valuation Date to which the adjustments relate, notwithstanding they are actually made as of a later date.  The Administrator shall have a statement of each Participant's Account Balance prepared as of each Valuation Date and shall have such statements distributed to all Participants within 60 days after the end of each Valuation Date or at such other time as determined within the discretion of the Administrator.

ARTICLE VII
VESTING

7.1             Full Vesting.  A Participant's interest in his Employee Savings, Catch-Up, Rollover, After-Tax and Employee After-Tax Roth 401(k) Contributions Accounts, if any, shall be fully vested at all times.  The Participant's interest in his Matching Contribution and Discretionary Profit Sharing Accounts, if any, shall become fully vested at the earliest of the following dates:

(a)         The date the Participant shall have completed at least 3 Years of Service for vesting.

(b)         The date of the Participant's death, if such death occurs prior to retirement or any separation from service.

(c)         The date a Participant attains age 65.

(d)         The date of termination of this Plan or the date of complete cessation of contributions by the Employer hereunder.

7.2             Partial Vesting.  Prior to the date that the Participant's interest in his Matching Contribution, the Basic Contribution or any additional Discretionary Profit Sharing Accounts become fully vested in accordance with Section 7.1, his current vested interest in such Accounts shall be determined in accordance with the following schedule:

Years of Service for Vesting                                                    Vested Percentage

Less than 1 Year                                                                                    0%
1 Year but less than 2 Years                                                                  33-1/3%
2 Years but less than 3 Years                                                                66-2/3%
3 Years or More                                                                                    100%

The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article.  Furthermore, any Participant with 3 or more Years of Service shall have the right to elect to have his nonforfeitable percentage computed under the vesting schedule in effect prior to the amendment.  If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule.  The Participant's election period shall commence on the latest of:

(1)         the adoption date of the amendment,

(2)         the effective date of the amendment, or

(3)         the date the Participant receives written notice of the amendment from the Employer or Administrator, and shall end 60 days thereafter.

Notwithstanding any provision to the contrary, any period worked for the Employer or any Related Employer prior to age 18 is taken into consideration for purposes of vesting under the Plan.

ARTICLE VIII
DISTRIBUTION OF BENEFITS

8.1             Form of Benefit.  Any Participant who separates from service for any reason, but excluding death benefits addressed in Article IX, shall be entitled to receive the vested interest in his Account.  This amount shall be paid or as soon as reasonably practicable following the separation from service or occurrence of any other distributable event, or after all forms are submitted to direct the payment of a benefit, if latter.   Distributions shall be made in a single lump sum payment in cash or property allocated to the Participant’s account.  However, if the Participant's vested interest is more than $1,000 ($5,000 prior to March 28, 2005), payment shall not be made unless the Spousal consent requirements of Article IX are satisfied.

The normal form of distribution is payment of all benefits in a single lump sum payment in cash or property allocated to the Participant’s account.

8.2             Late Retirement.  A Participant who continues to be employed by the Employer beyond his Normal Retirement Date shall be entitled to continue his participation in the Plan and shall have payment of his benefits deferred until after his separation from service except as provided in Section 8.9.

8.3             Forfeitures.  A forfeiture of a Participant’s Account shall occur at the earlier of the time period in which a Participant receives a full distribution of the Participant’s Accounts under the Plan, or after the occurrence of a 5 year break in service.  In the event that the Participant may not be located after a termination of employment, the amount of the Participant's Account may be forfeited. Upon locating the Participant, the previously forfeited amounts shall be immediately restored out of current and/or future contributions, or an additional contribution shall be made to the Plan by the Employer to restore any previously forfeited Accounts.

Any balance remaining in the Account of a Participant after all payments due him have been made or adequately provided for shall be forfeited.  All forfeitures shall be used as follows:

(a)         Forfeitures of Basic or Discretionary Employer Contributions shall be used to reduce Matching Contributions as provided in Section 4.4.

(b)         Forfeitures of Employer Matching Contributions shall be used to reduce  Employer Matching Contributions for the Employer from whose Employees incurred the Forfeitures, except to the extent applied to restore accounts pursuant to Section 8.4.

8.4             Restoration of Account.  If a Participant receives a distribution under Section 8.1 which is less than 100% of his Account Balance and he again becomes an eligible Employee before he has incurred 5 consecutive One Year Breaks in Service, the amount forfeited shall be restored to his Matching Contribution Account (and, if applicable, his Discretionary Profit Sharing Account) if he repays the total amount previously distributed to him prior to the earlier of (a) the 5th anniversary of the date on which he subsequently becomes an eligible Employee or (b) the first date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of distribution.  Such restoration shall be made from forfeitures that are available, pursuant to Section 8.3, or, at the election of the Employer, from additional Employer Contributions made for such purpose.  Any amount repaid by a Participant shall be credited to the Account from which it was distributed.

8.5             Withdrawals Prior to and After 59½.

(a)         No Withdrawals of Employer or Employee Contributions Prior to Age 59½.  No Participant may withdraw any amount from his Matching Contribution Account or Basic or additional Discretionary Profit Sharing Contribution Accounts, if any, or Employee Contributions prior to age 59½ without a termination of employment.

(b)         Withdrawals of Employer or Employee Contributions After Age 59½.  A Participant who has attained age 59½ may withdraw all or any portion of all vested Accounts.  Any such withdrawal shall be effective as soon as practicable after receipt of notice by the Plan Administrator in any manner established by the Administrator.  Any such withdrawal shall be made pro rata from the Investment Funds, based upon the value of the Account held for the Participant in the respective Investment Funds, or in any other reasonable manner determined by the Administrator.
8.6             Withdrawal of Employee After-Tax and Rollover Contributions.  Subject to any uniform non-discriminatory rules adopted by the Administrator, a Participant may at any time (while he is employed) elect to withdraw all or a portion of the value of the Participant’s Employee After-Tax Contributions made by him and Rollover or Direct Rollover Contributions deposited by him to the Plan in accordance with any reasonable and nondiscriminatory procedures established by the Administrator.

Notwithstanding anything elsewhere in the Plan to the contrary, no limit shall apply on the number of withdrawals under this Section 8.6 in any calendar year.

Any withdrawal hereunder shall be effective as soon as practicable after receipt by the Plan Administrative of written notice.

Any withdrawal hereunder shall be made pro rata from all Funds in which the Participant’s Account is invested, on the basis of the value as of such Valuation Date, with respect to the category of contributions being withdrawn, or in any other reasonable manner, as determined by the Administrator.

8.7             Withdrawals for Financial Hardships.  In the case of financial hardship, a Participant may, upon request, withdraw without penalty such portion of the Participant’s vested interest in the Plan, as the Plan Administrator shall determine to be necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the

Participant consistent with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(A) as in effect prior to the issuance of the Final Regulations under Section 401(k) of the Code.  The availability of a hardship withdrawal under this Section 8.7 shall be determined without regard to the number of any other withdrawals permitted under the Plan.  The determination of the existence of financial hardship and the amount required to be distributed to meet the need causing the hardship shall be made in accordance with the following standards:

(a)         Hardship Events.  A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an Employee if the distribution is for one of the following or any other item permitted under Treasury Regulation Section 1.401(k)-1(d)(3)(iii)(B):

(i)           Expenses for medical care for the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or to obtain medical care (as described in Section 213(d) of the Code) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(ii)          Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(iii)         Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, the Employee's spouse, children, or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code);

(iv)         Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence;

(v)          Effective as of January 1, 2006, payments for burial or funeral expenses for the Employee's deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B) of the Code); or

(vi)         Effective as of January 1, 2006, expenses for the repair of damage to the Employee's principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(vii)        For any other reasons authorized by the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability;

(b)         The Participant must represent that he has an emergency need for funds for one of the reasons specified in clause (a) above.  The Participant shall provide the Plan Administrator with any information and evidence which the Plan Administrator believes would be helpful in its determinations as to (i) whether such a hardship exists and (ii) the amount of the withdrawal from the Plan which is necessary to meet the hardship.

(c)         Prior to or coincident with the request for a hardship withdrawal hereunder, the Participant must obtain or request all withdrawals (other than hardship withdrawals) and all nontaxable loans currently available under the Plan and all other plans maintained by the Employer or any of its Affiliates.

(d)         If a Participant makes a hardship withdrawal under this Section 8.7 which includes amounts in his Employee Savings Contributions Accounts:  (i) all Employee Savings Contributions made by him or on his behalf to the Plan (and any other after-tax contributions and salary reduction contributions made by or on behalf of the Participant under any other qualified or non-qualified plans of deferred compensation maintained by the Employer or its Affiliates, other than mandatory employee contributions under a defined benefit plan) shall be suspended until the first pay period in the month next following the close of the 6 full calendar month period beginning on the first day of the month next following the date the Participant receives the proceeds of the hardship withdrawal (12 months prior to EGTRRA); and (ii) the maximum permissible amount of Employee Savings Contributions under Section 4.2 that may be made on his behalf to the Plan (together with any salary reduction contributions made on behalf of the Participant under any other tax-qualified retirement plans maintained by the Employer or its Affiliates) for the calendar year following the calendar year in which the Participant receives this proceeds of the hardship withdrawal shall be reduced by the amount of Employee Savings Contributions under the Plan and any salary reduction contributions made on his behalf under any other tax-qualified retirement plans maintained by the Employer or its Affiliates for the calendar year of the hardship withdrawal.  The foregoing clauses (i) and (ii) shall also apply if a Participant receives a hardship withdrawal under any other tax-qualified plan maintained by the Employer or any of its Affiliates in respect of which such other plan requires the imposition of the penalties set forth in clauses (i) and (ii) above.  Effective as of January 1, 2008, to the extent any Participant was automatically enrolled in the Plan under Section 4.2, and taken a hardship distribution, upon the expiration of the 6 month suspension period above, the Participant shall automatically be reenrolled in the Plan at the Participant’s previous Employee Savings Contribution rate, unless changed by the Participant as permitted under the Plan.

(e)         Effective as of January 1, 2006, if the Plan provides for hardship distributions upon satisfaction of the safe harbor standards set forth in Treasury Regulation Sections 1.401(k)-1(d)(3)(iii)(B) (deemed immediate and heavy financial need) and 1.401(k)-1(d)(3)(iv)(E) (deemed necessary to satisfy immediate need), then there shall be no reduction in the maximum amount of Employee Savings and Employee After-Tax Roth 401(k) Contributions that a Participant may make pursuant to Section 402(g) of the Code solely because of a hardship distribution made by this Plan or any other plan of the Employer.

(f)         The foregoing standards shall be applied on a uniform and nondiscriminatory basis and shall be subject to such changes as the Plan Administrator may determine to be necessary at any time to comply with Treasury Regulations or rules issued under Section 401(k) of the Code.

The Plan Administrator shall make all determinations as to whether a hardship exists.  Any withdrawal under this Section 8.7 shall be effective as soon as practicable after the date the Plan Administrator determines that a hardship exists.

A hardship withdrawal shall be taken from a Participant’s vested Accounts in the following manner or in any other reasonable manner, as determined by the Administrator:

(i)           First, from his After-Tax Contribution Account under the Plan, in the order set forth in Section 4.6;

(ii)          Second, from his Employee Savings Contribution Account (exclusive of interest after December 31, 1988), under Section 4.2; and

(iii)         Third, from any Catch-Up Contribution Account under Section 4.7.

(iv)         Fourth, from his Matching Accounts under Section 4.4.

(v)          Fifth, from any Employee After-Tax Roth 401(k) Contributions Account under Section 4.8.

(vi)         Lastly, from any Discretionary Profit Sharing Contributions under Section 4.5.

Withdrawals of all funds to be taken pro rata from all investment accounts held for the Participant, or in any other reasonable manner, as determined by the Administrator.

Notwithstanding the foregoing, the amount withdrawn from Employee Savings Contributions may not exceed: (i) the dollar amount of his Employee Savings Contributions not previously withdrawn, and (ii) an amount equal to the earnings credited to his Employee Savings Contributions Accounts as of December 31, 1988, and not withdrawn since such date.

(g)         No Spousal consent shall be required to effectuate any hardship distributions.

8.8             Distribution of Deminimis Amount.  If the value of the Account Balance of a Participant who retired, terminated employment, became Disabled, or died is $1,000 or less, the Administrator may immediately distribute such benefit without the consent of the Participant, his spouse, his Beneficiary, or the legal representative of his estate, as the case may be, in accordance with the provisions of Section 8.1, even if such Account previously exceeded the $1,000 threshold.  All accounts of $1,000 or more shall remain in the Plan and no distributions shall occur until a distribution election is more or is otherwise required to satisfy the minimum distribution requirements upon direction by a Participant or Beneficiary.  If the Participant does not have a vested interest in his Account Balance, he shall be deemed to have received a distribution of his entire vested Account Balance.  If a Participant's vested benefit exceeds $1,000, however, such benefit may not be paid before the Participant attains age 65 without the written consent of the Participant, his spouse, his Beneficiary or the legal representative of his estate, as the case may be.  If benefits are not paid to a Participant in accordance with this provision, the investment direction, if any, on file with the Administrator shall remain in effect until all benefits are distributed unless a Former Participant changes his investment direction in accordance with the provisions of Section 13.4 and procedures established by the Administrator.

Prior to March 28, 2005, the cash out level was $5,000.

8.9             Required Minimum Distributions.

(a)         Effective Date. In accordance with Revenue Procedure 2002-29 and any subsequent guidance, the following provisions are adopted to address changes to the minimum distribution rules.  The provisions of this Section shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(i)           Precedence. The requirements of this Section shall take precedence over any inconsistent provisions of the Plan.

(ii)           Requirements of Treasury Regulations Incorporated. All distributions required under this Section shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(iii)           TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 8.10, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution

(i)           Required Beginning Date. The Participant's entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(ii)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest shall be distributed, or begin to be distributed, no later than as follows:

(A)           If the Participant's surviving Spouse is the Participant's sole designated beneficiary, then, except as provided elsewhere, distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the participant would have attained age 70½, if later.

(B)           If the Participant's surviving Spouse is not the Participant's sole designated beneficiary, then, except as provided elsewhere, distributions to the designated beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)           If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(D)           If the Participant's surviving Spouse is the Participant's sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.9(b)(ii), other than Section 8.9(b)(ii)(A), shall apply as if the surviving spouse were the Participant.

For purposes of this Section 8.10(b)(ii) and Section 4, unless Section 8.10(b)(ii)(D) applies, distributions are considered to begin on the Participant's required beginning date. If Section 8.10(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.10(b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.10(b)(ii)(D)), the date distributions are considered to begin is the date distributions actually commence.

(c)         Forms of Distribution.  Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions shall be made in accordance with Section 8.10(c) of this Section. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations issued thereunder.

(d)	Required Minimum Distributions During Participant’s Lifetime

(i)           Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant's lifetime, the minimum amount that shall be distributed for each distribution calendar year is the lesser of:

(A)           The quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)           If the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(ii)           Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.  Required minimum distributions shall be determined under this Section beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(e)         Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary.   If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(1)           The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)           If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3)           If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(iii)	Death Before Date Distributions Begin.

(A)           Participant Survived by Designated Beneficiary. Except as provided below, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 8.9(d)(i).

(B)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.9(b)(ii) this Section 8.9(d)(ii) shall apply as if the surviving spouse were the Participant.

(f)	Definitions

(i)           Designated Beneficiary.  The individual who is designated as the beneficiary under Section 2.9 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)          Distribution Calendar Year.  A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.9(b)(ii). The required minimum distribution for the Participant's first distribution calendar year shall be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.

(iii)         Life expectancy.  Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)         Participant's Account Balance.  The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)          Required Beginning Date.  The date specified in Section 2.56 of the Plan.

(g)         5% Owners.  Minimum distributions need not occur except for 5% owners after the attainment of age 70½.

8.10             Payment of Benefits With Regard to an Incompetent or a Minor.

(a)         If any retired Participant or Beneficiary entitled to a benefit under this Plan is, in the judgment of the Administrator, legally, physically or mentally incapable of personally receiving any payments due hereunder, the Trustee(s) at the direction of the Administrator may make such payment to the guardian or other legal representative of such retired Participant, or such Beneficiary, or to such other person, or institution who, in the opinion of the Administrator, is then maintaining or has custody of such retired Participant or such Beneficiary.  Such payments shall constitute a full discharge with respect thereto.

(b)         In the event a distribution is to be made to a minor, then the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides.  Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Trustee(s), Employer, and Plan from further liability on account thereof.

8.11             Amount of Benefit Determined by Administrator.  The amount of benefits payable under the Plan shall be determined by the Administrator in accordance with the terms of the Plan, and, except as may be provided by law, the Administrator's determination shall be final and conclusive upon all persons, provided, however, the Administrator shall provide a notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied or whose claim for benefits is different than the amount determined by the Administrator, setting forth the specific reasons for such denial and advising the claimant of any additional information and/or documents needed in order to perfect any claim for benefits.  Such notice will advise the claimant of the claims procedures as provided in Article XI.

8.12             Procedure Regarding Unclaimed Benefits.  In the event any amount shall become payable under the Plan to any Participant, or upon his death, to his Beneficiary, and, if after written notice from the Employer mailed to such Participant's last known address as shown in the Employer's records, such Participant or his personal representative shall not have presented himself to the Employer within 1 year after the mailing of such notice, then the Employer shall direct the Trustee(s) to segregate such amount, including any amount thereafter becoming due, and place it in an interest bearing savings account until claimed by such Participant, or, if such Participant's death shall be deemed conclusive either in actuality or under local law, to his legal representative or Beneficiary, as the case may be.  Subject to any applicable escheat law, if no claim is made by the Participant, his legal representative or Beneficiary within 5 years after the Participant's Normal Retirement Date the amount payable may be treated as a Forfeiture hereunder; provided, however, that if such Participant, his legal representative or Beneficiary claims the amount payable after such date and before final termination distributions have been made, the amount payable shall be recompute as if it has not been forfeited and such amount, with reasonable interest, shall be paid to the Participant, his legal representative or Beneficiary, as the case may be, as soon as reasonably possible.

8.13             Spousal Consent.   Spousal consent shall not be required, as provided in Section 9.1, before any loans, in-service, hardship or other distributions occur as permitted in accordance with Sections 8.1, 8.5, 8.6, 8.7, 8.8 or Article X of the Plan.

ARTICLE IX
DEATH BENEFIT

9.1             Beneficiary of Death Benefit.

(a)         Upon the death of a Participant, prior to payment of any retirement benefit, the Participant's vested Account Balance shall be paid to the Participant's Beneficiary.  For married Participants, the Beneficiary of the death benefit shall be the Participant's spouse unless the Participant's spouse validly waives such benefit in the manner prescribed in Subsection 9.1(b).

(b)         In the event a married Participant designates a Beneficiary other than his survivor Spouse, such designation of Beneficiary shall be made in writing in an instrument executed by the Participant's spouse whereby the spouse: (1) consents to the specific Beneficiary or Beneficiaries designated by the Participant, and the particular optional form of benefit (neither of which provision may be modified, except back to the Qualified Joint and Survivor Annuity, without the spouse's consent, unless expressly permitted by the spouse in such consent); (2) acknowledges the effect of the designation; and (3) is witnessed by a representative of the Administrator on behalf of the Plan or by a notary public.  Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, the Participant is legally separated or has been abandoned (within the meaning of local law) pursuant to a court order, unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained, or due to other circumstances prescribed by Treasury regulations.  The Beneficiary so designated may be changed by the Participant at any time by his filing with the Administrator a written notification of change of Beneficiary and by obtaining the appropriate spousal consent as required herein for any new beneficiary, if applicable.  If a Participant names a trust as Beneficiary, a change in the identity of the Trustee or the instrument governing such trust shall not be deemed a change in Beneficiary.  If no person shall be designated as such Beneficiary or if the designated Beneficiary shall not survive the Participant, such payments shall be made to the estate of the deceased Participant.  The facts as shown by the records of the Administrator at the time of death shall be conclusive as to the identity of the proper payee and the amount properly payable, and payment made in accordance with such facts shall discharge any and all obligations under the Plan.  No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Administrator.  The consent of a spouse in accordance with this Subsection (b) shall not be effective with respect to other spouses of the Participant prior to the Participant's Benefit Commencement Date, and an election to which consent is not required shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's Benefit Commencement Date.  However, once a spouse consents to the designation of a beneficiary, other than the spouse, such consent may not be revoked, unless the Participant changes his beneficiary, which shall require a new spousal consent, if applicable.

9.2             Distribution of Benefits Upon Death.  Death benefits shall be paid in a single lump sum payment in accordance with the provisions of Section 8.

ARTICLE X
LOANS TO PARTICIPANTS

10.1             Loan Application.  Each Participant who is an Employee of the Employer and any other Participant or Beneficiary who is a party in interest as defined in ERISA, but who is not an owner-employee within the meaning of Section 401(c)(3) of the Code (unless an exemption from the prohibited transaction rules of the Code and ERISA has been obtained with respect to such owner-employee) may apply for a loan from the Plan.  All applications shall be made to the Administrator on forms which it prescribes, and the Administrator shall rule upon such applications in a uniform and nondiscriminatory manner in accordance with the rules and guidelines established in this Article.

10.2             Loan Approval.

(a)  The Administrator shall have the right to reject a loan application if the Participant has the present intention to take a personal leave of absence during the period of loan repayment or on the basis of a Participant's credit worthiness and financial need or such other factors as would be considered in a normal commercial setting by an entity in the business of making loans and as the Administrator determines necessary to safeguard the Trust.

(b)         A Participant may not have more than one loan outstanding at any time. However, multiple loans may be permitted in connection with any acquisitions or plan mergers, to the extent multiple loans are outstanding at such time.

10.3             Amount of Loan.

(a)         The minimum amount of any loan shall be $1,000.  In no event shall the loan amount exceed 50% of the vested value of all of the Participant's Accounts under the Plan, including Employee Savings, Catch-Up, Rollover, After-Tax, Matching, Discretionary Profit Sharing and Employee After-Tax Roth 401(k) Contributions Accounts determined as of the Valuation Date immediately preceding the date on which the loan application is received by the Administrator.

(b)         The amount of any loan, when added to the amount of a Participant's outstanding loans under the Plan and all other plans qualified under Section 401(a) of the Code which are sponsored by the Employee or any Affiliated shall not exceed the lesser of:

(1)           $50,000, reduced by the excess (if any) of:

(A)           the participant's highest outstanding balance of loans during the one-year period ending on the day before the date on which such loan is made to the Participant, over

(B)           the outstanding balance of loans made to the Participant on the date such loan is made to the Participant; or

(2)           50% of the value of the Participant's nonforfeitable Account.

10.4             Terms of Loan.

(a)         The interest rate on loans shall be: (i) determined by the Administrator; (ii) commensurate with rates charged for similar loans by entities in the business of making loans; and (iii) adjusted from time to time as circumstances warrant.  Each loan granted pursuant to this Article shall be secured by 50% of the Participant's Account Balance.  In its sole discretion, the Administrator may require such additional security of assets outside of the Plan as it deems necessary.

(b)         Each loan shall be evidenced by the Participant's execution of a personal demand note on such form as shall be supplied by the Administrator.  Each such note shall specify that, to the extent repayment is not demanded sooner, repayment shall be made in installments over 12, 24, 36, 48 or 60 months from the date on which the loan is distributed; however, if the purpose of the loan is to acquire any dwelling unit which is to be used within a reasonable period of time as the principal residence of the Participant, the period of repayment may exceed 60 months and may be up to 15 years.  All loans from the Plan shall be non-renewable.  Each note shall also specify the interest rate as determined by the Administrator at the time the loan is approved.

(c)         All loans shall be repaid in approximately equal installment (not less frequently than quarterly) through payroll deductions or in such other manner as the Administrator may determine.  A Participant may repay the outstanding balance of any loan in one lump sum at any time by notifying the Administrator of his intent to do so and by forwarding to the Administrator payment in full of the then outstanding balance, plus interest accrued to the date of payment.  The loan shall be considered to be an investment of the Participant's Account, and the amount of principal and interest repaid by a Participant shall be credited to a Participant's Account as each repayment is made and reinvested in accordance with the Participant's investment election for contributions in effect at the time of repayment.

(d)         If, and only if:

(1)           the Participant dies;

(2)           the Participant (other than a Participant who continues to be a party in interest) has a separation from service;

(3)           the Compensation of a Participant who is an Employee is discontinued and decreased below the amount necessary to amortize the loan and such status continues for more than one year;

(4)           the loan is not repaid by the time the note matures including any extensions pursuant to subsection (d);

(5)           the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Administrator;

(6)           the Participant fails to pay any installment of the loan when due and the Administrator elects to treat such failure as default; or

(7)           any other event occurs which the Administrator, in its sole discretion, believes may jeopardize the repayment of the loan;

before a loan is repaid in full, the unpaid balance thereof, with interest due thereon, shall become immediately due and payable.  The Participant (or his Beneficiary, in the event of the Participant's death) may satisfy the loan by paying the outstanding balance of the loan within such time as may be specified in the note.  If the loan and interest are not repaid within the time specified, the Administrator shall satisfy the indebtedness from the amount of the Participant's vested interest in his Account as provided in Section 10.5 before making any payments otherwise due hereunder to the Participant or his Beneficiary.

10.5             Enforcement.  The Administrator shall give written notice to the Participant (or his Beneficiary in the event of the Participant's death) of an event of default described in Section 10.4(d). If the loan and interest are not paid within the time period specified in the notice, the amount of the Participant's Accounts, to the extent such Accounts are security for the loan, shall be reduced by the amount of the unpaid balance of the loan, with interest due thereon, and the Participant's indebtedness shall thereupon be discharged to the extent of the reduction.  If the Accounts pledged as security for the loan are insufficient to discharge fully the Participant's indebtedness, the Participant's future Accounts shall be used to reduce the Participant's indebtedness at such time as the Participant has a separation from service or is otherwise entitled to a distribution under Article VIII or a withdrawal under Section 8.6 from his Employee Savings, Catch-Up or Employee After-Tax Roth 401(k) Contribution Accounts.  Such action shall not operate as a waiver of the rights of the Employer, the Administration, the Trustees, or the plan under applicable law.  The Administration also shall be entitled to take any and all other action necessary and appropriate to foreclose upon any property other than the Participant's Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

10.6             Additional Rules.  The Administration may establish additional rules relating to Participant loans under the Plan, which rules shall be applied on  uniform and non-discriminatory basis.  Furthermore, if a Participant is married, the consent of the Participant's spouse is not required to be obtained prior to granting any loan.

10.7             Plan Loans for Owner-Employees and Shareholder Employees.  Any Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall not apply.

ARTICLE XI
CLAIMS PROCEDURES

11.1             Applications for Benefits.  Each Participant and/or Beneficiary believing himself or herself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrator an application for benefits on a form supplied by the Administrator.  Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrator deems relevant and appropriate.  Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits.

11.2             Appeal of Denied Claim for Benefits.  In the event that any claim for benefits is denied in whole or in part, or the amount of benefits differs from the amount the Participant believes he is entitled, the Participant and/or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrator.  This notice shall be given to the Participant and/or beneficiary within 90 days after a claim for benefits is received.  If notification is not given with in 90 days of receipt, the Participant and/or Beneficiary may assume the claim has been denied and may request a review as explained below.  Under special circumstances on extension of 90 days shall be allowed for processing a claim.  If additional time is required, each Participant and/or Beneficiary shall be given notice of any extension, stating the special circumstances involved and the date by which a final decision shall be rendered.  In no event shall any extension exceed a period of 90 days from the end of the initial 90 day period.  The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant and/or Beneficiary, as the case may be, of the procedure for the appeal of such denial.  All appeals shall be made by the following procedures:

(a)         The Participant and/or Beneficiary whose claim has been denied shall file with the Named Appeals Fiduciary a notice of desire to appeal the denial.  Such notice shall be filed within 60 days of notification by the Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based.  Appeals not timely filed shall be barred.

(b)         The Named Appeals Fiduciary shall promptly review the claim and shall render a decision, within 60 days of receipt of the Participant's and/or Beneficiary's notice of appeal, unless the Named Appeals Fiduciary determines that special circumstances exist or that a hearing is necessary, in which event the Named Appeals Fiduciary shall establish a hearing date on which the Participant and/or Beneficiary may make an oral presentation to the Named Appeals Fiduciary in support of the appeal.  The Participant and/or Beneficiary shall be given not less than 10 days notice of the date set for the hearing.

(c)         The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant.  If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

(d)         The Named Appeals Fiduciary shall render a determination upon the appealed claim, which determination shall be accompanied by a written statement as to the reasons therefore.  In no event shall any decision be rendered more than 120 days after receipt of a request for review.  The determination so rendered shall be binding upon all parties.

11.3             Removal of the Named Appeals Fiduciary.  The Named Appeals Fiduciaries may at any time be removed by the Board, and any Named Appeals Fiduciary named by the Administrator may be removed by the Administrator.  All such removals may be with or without cause and shall be effective on the date stated in the notice of removal.  The Named Appeals Fiduciary, if there be more than one acting to determine the merits of any appeal, shall act by a majority vote.  The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

ARTICLE XII
ESTABLISHMENT OF THE TRUST FUND

12.1             Trust.  Unless a separate Trust Agreement is in existence, the Company hereby establishes with the Trustee(s) a Trust consisting of cash and such other property acceptable to the Trustee(s) as shall, from time to time, be paid or delivered to the Trustee(s) and the earnings and profits thereon less the payment which at the time of reference shall have been made by the Trustee(s), as hereinafter authorized, shall constitute a Trust.  The assets of the Plan shall be held, managed and administered by the Trustee(s) in trust in accordance with the provisions of this Agreement without distinction between principal and income.

ARTICLE XIII
MANAGEMENT OF THE TRUST AND INVESTMENT FUNDS

13.1             Contributions to Trust.  All contributions to the Plan by the Employer shall be committed in trust to the Trustee(s) selected by the Company subject to the terms of the Trust created in Article XI herein, to be held, managed and disposed of by the Trustee(s) in accordance with the aforementioned terms of Trust.  The Trustee(s) selected may be changed from time to time by the Company.

13.2             Benefit to Participants.  The Trust shall continue to contain such provisions as shall render it impossible for any part of the corpus of the Trust or income thereon to be, at any time, used for or diverted to purposes other than for the exclusive benefit of Employees or their Beneficiaries; and it may contain such other provisions relating to the custody, management and disposition of the Trust by the Trustee(s) as shall be deemed advisable by the Company.

13.3             Reversion to Employer.  At no time shall any part of the assets of the Plan (whether by reason of any amendment of this agreement or otherwise), be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries; provided, however, that in the case of a contribution made by the Employer as a mistake of fact, or for which a tax deduction is disallowed, in whole or in part by the Internal Revenue Service, the Employer shall be entitled to a refund of such contributions.  Any refund of contributions under this Section 13.3 must be made within one year after payment of a contribution made as a mistake of fact, or within one year after disallowance of the tax deduction, to the extent of such disallowance.

13.4             Investment.

(a)         Except as otherwise provided in this Article XI, the Trustee(s) shall have the exclusive responsibility and authority to invest, reinvest and administer the Trust assets in accordance with the terms of this Plan and Trust Agreement and as provided in Article XV.

(b)         Each Participant shall direct the investment of his Account Balance, unless provided otherwise in Section 13.8, as follows:

(i)           Initial Election - Each Participant, when first electing to contribute pursuant to procedures adopted in accordance with Section 4.2, shall designate one or more of the investment funds made available under the Plan, pursuant to Section 13.6, for the investment of contributions made on his behalf by the Employer and, if applicable, his After-Tax Contributions and Rollover Contributions.  A Participant may direct the investment of his contributions among the funds in any manner he desires; provided, however, that all directed allocations must be in multiples of 1%.

(ii)           Investment Transfers - A Participant may transfer his Account Balance between investment funds at any time.  Such changes shall generally be effective on a daily basis

(based upon the timing of receipt of transfer requests and compliance with any reasonable administrative practices), except that any changes in investments in NNI Stock may only occur, as determined within the discretion of the Administrator, to comply with any Insider Trading Policies. Each Participant shall be provided an opportunity to obtain written confirmation of his investment transfers from the Administrator, since the Company elected to comply with Section 404(c) as provided in Section 13.5.

(c)         Subject to the above limitations, a Participant may also, at any time, by notice (telephonic, written or otherwise, as determined within the discretion of Plan Administrator), to the Trustee, revise any investment elections as to the funds in which future contributions are to be invested.  Any such revisions shall be effective as soon as practicable following receipt of such notice, but in no event later than the close of business on the next following business day after receipt of such notice.

(d)         A Participant (or his beneficiary in the case of his death) may, at any time, by notice (telephonic or written) to the Trustee, direct a transfer between investment funds of amounts up to the total value of his interest in any investment funds.  Any such transfers shall be effective as soon as practicable following receipt of such notice, but in no event later than the close of business on the next following business day after receipt of such notice.

(e)         In making any investment of the Trust assets, the Trustee shall be fully entitled to rely on directions provided to it in accordance with this Section 13.4 and shall have no obligation to make any inquiry with respect thereto.

(f)         The Administrator may promulgate any additional rules and regulations it deems necessary or appropriate to govern all aspects of this Section 13.4, including the establishment of more frequent periods in which investment changes may occur.

(g)         Dividends, interest and other distributions received by the Trustee with respect to any investment funds, shall be reinvested in the same fund.

13.5             Compliance with Section 404(c) of ERISA.  The Company, in its sole discretion, made a determination to rely on Section 404(c) of ERISA, as such Section relates to Participant investment direction regarding the investment of Plan assets.  The Administrator shall establish rules and regulations and administer the Plan in a manner consistent with the disclosure, confidentiality and other provisions of Section 404(c) of ERISA and the regulations promulgated thereunder.   The following rules shall apply to any Participant directed investment in Employer securities:

(a)         The Employer securities shall be qualifying employer securities as defined under Section 407(d)(5) of ERISA.

(b)         The Employer securities shall be publicly traded on a national exchange or other recognized market with enough volume and frequency so that Participant instructions may be acted upon promptly and efficiently.

(c)         Participants whose Accounts are invested in Employer securities shall receive all shareholder information with respect to the Employer securities.

(d)         Voting, tender and proxy rights shall be passed through to Participants along with information provided to the shareholders of such securities with respect to the exercise of such rights.  In the event no voting instructions are provided, the Committee shall vote such shares unless any conflict of interest may occur.

(e)         Notwithstanding any contrary provision, information relating to the purchase, holding and sale of Employer securities and the exercise of shareholder rights by Participants shall be maintained in accordance with procedures set forth by the Administrator that are designed to safeguard the confidentiality of the information.

(f)         The Administrator designates the Vice President of Human Resources, or the most senior human resource professional in the event the Vice President of Human Resources is unable to perform such responsibilities, as the fiduciary who shall be responsible for ensuring that:

(i)	the confidentiality procedures described in Subsection 11.5(e)(5) are adequate; and

(ii)
an independent fiduciary shall be appointed to carry out the confidentiality procedures in any situation which the Vice President of Human Resources or any other designated fiduciary determines involves a potential for undue Employer influence on Participants, such as tender offers or contested board elections.  The independent fiduciary required by the preceding sentence shall be the transfer agent of the Employer, unless such entity is unwilling or unable to perform the responsibilities required under the confidentiality procedures.  In the event the independent fiduciary is unable to perform its responsibilities, the Vice President of Human Resource or any other designated fiduciary shall be responsible for selecting an appropriate independent fiduciary.

(g)         All directions received from Participants regarding transactions involving Employer securities shall be effectuated as soon as administratively possible, in accordance with procedures established by the Administrator, which shall be consistently applied in a uniform manner.

13.6             Investment Funds.  The Administrator shall have the exclusive authority and discretion to direct the Trustee to establish one or more investment funds for the investment of the assets of the Trust fund.  Such investment funds may include, but need not be limited to, (i) mutual fund(s) managed by an investment company or companies selected by the Administrator, and (ii) an Employer Stock fund.  In making such direction, the Administrator shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  The Administrator may, at any time, direct that a new investment fund or funds be established and/or discontinue an existing investment fund or funds.  The assets constituting each investment fund shall be segregated and kept separate from the assets constituting the other investment funds.  All dividends, interest and other income of, as well as any cash received from the sale or exchange of securities or other property of an investment fund, shall be invested and reinvested in the same investment fund.

13.7           Failure to Provide Investment Instructions.  If the Trustee receives any contribution under the Plan as to which investment instructions are not provided, such funds shall be invested in the Lifestyle Funds, with investments based upon the Participant’s age.  The Plan Administrator shall monitor workforce demographics to ensure that the Life Style Fund chosen remains an appropriate investment vehicle under the Plan.  Nevertheless, the Plan Administrator may select another  appropriate investment vehicle based upon future IRS or DOL guidance.

The Plan shall provide a notice to all Participants 30 days before the first default investment is made, and shall repeat the notice 30 days before the beginning of each Plan Year.  The Plan Administrator shall also distribute to Participants copies of all materials received from the default investment fund, including annual reports, proxy materials, etc.

13.8           Diversification of NNI Stock.  PPA requires employers who have traditionally made contributions of Profit Sharing and/or Matching Contributions in Employer Stock to permit participants to diversify out of such accounts after they have completed 3 years of service for contributions made on or after January 1, 2006.  For Account Balances as of December 31, 2006, a staggered diversification rule permits 1/3 of a Participant’s Account to be invested out of Employer Stock over a 3 year period of time. Furthermore, Participants who have attained age 55 and have 3 years of service as of December 31, 2006 are immediately eligible to diversify out of Employer Stock.  NNI never restricted any investments in Employer Stock.  Accordingly, no changes were required to comply with PPA.

All trades associated with NNI stock are always subject to the NNI Trading Policy.  NNI shall provide any notices as required to comply with these new diversification rules.

ARTICLE XIV
ADMINISTRATION OF THE PLAN

14.1             Appointment of Committee.  The Administrator, as such term is defined under ERISA, shall be the Company, provided, however, that the Board may appoint a Committee or Committees to act as the Company's agent to carry out the Company's responsibility to administer the Plan.  The Committee shall consist of at least 2 persons who shall serve at the pleasure of the Board without compensation for the performance of their duties under the Plan.  The Board may remove a member of the Committee at any time by written notice to the Trustee(s) and the Committee.  A member of the Committee may resign at any time by filing written notice with the Board and the Trustee(s).  Vacancies on the Committee shall be filled by the Board.  The names and authorized signatures of the members of the Committee, and any changes in the membership thereof, shall be promptly certified to the Trustee(s) by the Board, and the Trustee(s) may assume that the persons so certified will continue as members of the Committee until advised differently in the same manner.

If the Company does not appoint a Committee as provided above, then the powers, rights, duties and obligations of the Committee as set forth in Sections 14.2 to 14.4 herein, shall be the duties of the Company and wherever the word "Committee" shall appear there shall be substituted for it the word "Company" whom, as indicated above, is the Plan Administrator.  The Company may also delegate responsibilities to a single individual to act as the Plan Administrator, who shall also perform the responsibilities of the Committee.

14.2             Duties of Committee.  The Committee shall administer the Plan as the Company's agent in accordance with its terms and shall have all the powers necessary to carry out the provisions of the Plan.

(a)         The Committee shall have the complete and total authority and responsibility to interpret and construe the Plan and to determine all questions arising in  the administration, interpretation, and application of the Plan, including, without limitation, questions of eligibility for participation, eligibility for benefits, amount of Account Balances, and the timing of distribution therefore and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with applicable provisions of the law.  It shall endeavor to act, whether by general rules or by particular decision, so as not to discriminate in favor of or against any person.  The Committee's decisions shall be conclusive and binding on all persons, except as may otherwise be provided by law.

(b)         The Committee shall advise the Trustee(s) in writing with respect to all benefits which become payable and shall direct the Trustee(s) as to the mode of payment.  The Committee shall furnish to the Trustee(s) all pertinent information that the Trustee(s) may require in the performance of its duties.  The Committee may authorize any one or more of its members or any agent to execute any document on behalf of the Committee, in which event the Committee shall certify to the Trustee(s) such action and the names and authorized signatures of those so designated.

The Trustee(s) may assume that the person so certified will continue to be authorized until advised differently in the same manner.

(c)         The Committee may adopt such regulations as it deems advisable for the administration of the Plan and conduct of its affairs.

(d)         The Company shall appoint such accountants, actuaries, attorneys, administrators, consultants, or other specialists, as it deems necessary to assist the Committee in connection with the administration of the Plan.  The cost of such services and any other expenses of the Committee may be paid by the Employer, but if any such expenses are not paid by the Employer, the Committee shall direct the Trustee(s) to charge the Trust for such expenses.

(e)         The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books of account, records, and other data as may be necessary for the proper administration of the Plan.  The Committee shall make its records available to the Employer or any Participant for examination during regular business hours at the principal place of business of the Employer; however, a Participant shall have access only to such records as shall apply to himself.

(f)         The Committee shall cause the assets of the Plan to be valued at least quarterly and shall notify each Participant of the value of such Participant's account together with such other information, if any, as the Committee may deem advisable, and/or as may be required by ERISA.

(g)         The Committee shall gather such information from the Employer, the Participants, their Beneficiaries or any other person entitled to benefits under the terms of the Plan as, in its opinion, it deems necessary for the proper administration of the Plan.

(h)         The Committee shall prepare and implement a procedure to notify Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash.

14.3             Indemnification.  The Company shall indemnify and hold the Committee and each member thereof harmless against any liability it or he may incur as a result of acting as the Employer's agent in the administration of the Plan, except each member of the Committee shall be individually liable for his own willful misconduct.  The Committee and any member thereof shall be fully protected in any action prudently taken in good faith when relying upon any opinion, report or advice which shall be furnished to it by the accountants, actuaries, attorneys, consultants, and other professional advisors selected by the Company.

14.4             Meetings and Majority Rule.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  All resolutions or other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting.  Upon the unanimous concurrence, in writing, of the members at the time in office, action of the Committee may be taken otherwise than at a meeting.

ARTICLE XV
DISBURSEMENT OF FUNDS

15.1             Payments From the Plan.  The Trustee(s) shall, from time to time, on the written directions of the Company provided for in the Plan, make payments out of the Trust to such persons, in such manner, in such amounts and for such purposes as may be specified in the written directions of the Company, and upon any such payment being made, the amount thereof shall no longer constitute a part of the Trust.  The Trustee(s) shall not be responsible in any way with respect to the application of such payments or for the administration of the Plan.  The Trustee(s) shall be under no duty to enforce payment of any contributions to the Trust and shall not be responsible for any inadequacy of the Trust to meet and discharge any and all liabilities under the Plan.  Should the Company establish a Committee as provided in Article XIV of this Agreement, then the Trustee(s) shall take its directions from the Committee instead of the Employer as provided for in this Section.  The Company shall certify to the Trustee(s) the names and specimen signatures of the members of any such Committee appointed by the Board to act as the Employer's agent to administer the Plan.  The Company shall promptly give notice to the Trustee(s) of changes in the membership of the Committee, and until such notice is received by the Trustee(s), it shall be fully protected in assuming that the membership of the Committee is unchanged and is acting accordingly.

15.2             Nonresponsibility of Committee or Trustee(s).  Neither the Committee nor the Trustee(s) shall be under any duty to inquire into the correctness of the amounts contributed and paid over by the Employer pursuant to Section 4.13, nor shall the Committee or the Trustee(s) be under any duty to enforce payment of any contribution to be made hereunder by the Employer.

ARTICLE XVI
COMPENSATION, EXPENSES AND TAXES

16.1             Expenses.  All expenses incurred in connection with the administration of the Plan shall be paid by the Employer.  The compensation of the Trustees and the expenses incurred by the Trustees in performance of its duties, including reasonable fees for legal services rendered to the Trustees, and all other proper charges and disbursements of the Trustees, may be paid by the Employer, within its discretion, but until paid shall constitute a charge upon the Trust.  All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, and any expenses directly relating to the investments of the Trust such as brokerage commissions, registration charges, etc., shall be paid from the Trust.  Also, just put that in Section 6.6 from the other document in for me

ARTICLE XVII
POWERS OF TRUSTEES

17.1             The Trust provisions shall be governed by the Trust Agreement dated December 21, 1998, as amended by an Amendment dated November 11, 2002, to confirm that Participants vote all shares allocated to their accounts, and the Trustee shall use “mirror” voting for any un-voted shares.

ARTICLE XVIII
MAINTENANCE OF RECORDS

18.1             Maintenance of Records.  To the extent not inconsistent with the terms of any Trust Agreement, it is understood and agreed that deposits and withdrawals may be made directly to and from the underlying funds including mutual funds which comprise the Trust Fund hereunder.  Transfers may be made directly between such underlying funds. If withdrawals from the Trust Fund are made, such withdrawals shall be delivered by the Trustees.  The Trustees are authorized and shall be fully protected in relying upon those asset and transaction reports which are provided to the Trustees by those mutual funds which comprise  the underlying funds of this Trust Fund and on asset and transaction reports received from the Administrator or the Administrator's designee.  As soon as practicable after the end of each Plan year or after the removal or resignation of the Trustees, the Trustees shall render a written account to the Company of all transactions in the Trust for the Plan year or for the period from the period covered by the last account up to the resignation or removal of the Trustees.  The Trustees may fulfill its obligation hereunder by forwarding to the Company the asset and transaction reports for the same period received from the mutual funds and Administrator, or the Administrator's designee, supplemented, if need be, by reports of any transactions in the Trust Fund which are not contained in such asset and transaction reports of the mutual funds and Administrator, or the Administrator's designee.  After the mailing of such account by the Trustees, the Company shall promptly notify the Trustees in writing of its approval or disapproval thereof.  Such approval of any statement of account shall constitute an account stated between the Trustees and the Company as to all matters embraced therein and shall be binding upon the Employer to the same extent as if the account had been settled and allowed in proceeding before a court of competent jurisdiction.  In case the Company fails to notify the Trustees in writing of its disapproval of the written account within 120 days after receipt of the written account, as between the Company and the Trustees, the latter shall be released as to all matters embraced therein, with the same force and effect as if the same had been duly approved in writing.

ARTICLE XIX
REMOVAL, RESIGNATION AND APPOINTMENT OF SUCCESSOR TRUSTEE

19.1             Successor Trustees.  The Trustees may be removed by the Company at any time upon 60 days written notice to such Trustees.  The Trustees may resign at any time upon 60 days notice to the Company in writing.  Upon such removal or resignation of a Trustees, the Company shall appoint a successor who shall have the same powers and duties as those conferred upon the departing Trustees hereunder, and upon acceptance of such appointment by the successor Trustees, the departing Trustees shall assign, transfer and pay over to such successor Trustees the funds and properties then constituting the Trust and, in that connection, shall cause, if requested in writing by the successor Trustees, any part thereof then held in any commingled trust to be withdrawn therefrom.  The departing Trustees are authorized, however, to reserve such sum of money, as it may deem advisable, for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustees.  The provisions of this Section 19.1 shall be superseded by any separate Trust Agreement.

ARTICLE XX
IMMUNITY OF TRUSTEES

20.1             Consultation with Counsel.  To the extent any individual, and non-corporate Trustees exist, the Trustees may from time to time consult with counsel, who may be counsel for the Employer, and shall be fully protected in acting upon the advice of counsel.  The provisions of this Article XX, shall only apply to the extent that individual Trustees exist for purposes of the Plan.

20.2             Trustee(s) Not Liable in Administration of the Trust.  The Trustee(s) shall not (except as may be otherwise provided in Section 405 of ERISA) be held responsible for any loss to the Trust, a Participant or a Beneficiary resulting from a breach of duty committed by any other fiduciary or party-in-interest unless the Trustee(s) had knowledge of or participated in any such breach of duty.  The Company agrees to indemnify and to hold the Trustee(s) harmless from any liability in the administration of the Trust, unless arising from the Trustees' own negligence or willful misconduct.  The Trustee(s) shall not (except as may be required by law) give any bond or other security for the faithful performance of its duties under this Plan.

20.3             Actions Governed by Corporate Resolution.  Except as otherwise herein specifically provided, any action by the Company pursuant to any of the provisions of this Plan shall be evidenced by (1) a resolution of its Board (or similar governing body) certified to the Trustee(s) over the signature of its Secretary or Assistant Secretary or other duly authorized agent under the corporate seal, if any, or (2) by appropriate written authorization of any person or committee to which the Board has delegated the authority to take such action, and the Trustee(s) shall be fully protected in acting in accordance with any such resolution or other authorization.

20.4             Certification of Employer.  The Trustee(s) shall be fully protected in relying upon a certification of an employee of the Employer and also in relying upon the certification of any officer or agent of the Employer, and in continuing to rely upon such certification until a subsequent certification is filed with the Trustee(s).  The Trustee(s) shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee(s) shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.  The Trustee(s) shall not be liable for the proper application of any part of the Trust if action is taken by the Trustee(s) in accordance with the written directions of the Employer as herein provided.

20.5             Not Required to Participate in Litigation.  The Trustee(s) shall not be required to participate in any litigation either for the collection of monies or other property due the Trust, or in defense of any claim against the Trust unless the Trustee(s) shall have been indemnified to its satisfaction against all expense and liability to which the Trustee(s) might become subject; but upon the written directions of the Company, the Trustee(s) may compromise, settle, or adjust claims arising out of any insurance company contracts.

20.6             Standard of Trustee's Care for Participant Investment Direction.  In accordance with Section 404(c) of ERISA and the Participant investment direction provisions of Article XIII of the Plan, to the extent Participant's exercise discretion regarding the investment of any Trust assets, the Trustee's only duty shall be to invest the Trust's assets in accordance with the Participants' directions given pursuant to Article XIII of the Plan.  The Trustee shall not have any duty to question the soundness of a Participant's instructions concerning the investment direction of such Participant's account or portion thereof, nor to review or make any recommendation of its own with respect to the making or retention of any such investment.  The Trustee shall have no liability to any person for any action taken or omitted in accordance with any instructions given by the Participant's account or portion thereof, or for the failure of such Participant to given such directions.

20.7             Directions of Administrator.  The Administrator or Committee may appoint any individual or firm to perform certain, or all, of its functions including ministerial actions and direction of the Trustee, excluding any fiduciary responsibilities.  The Trustee shall be notified of such appointment and provided specimen signatures of the individual, or individuals, in the firm who may direct the Trustee, and the Trustee shall be fully protected in relying upon directions provided in accordance with any such appointments.

ARTICLE XXI
AMENDMENT, DISCONTINUANCE, TERMINATION AND MERGER

21.1             Company Right to Amend, Modify, Suspend Or Terminate the Plan.  While the Company intends to continue the Plan indefinitely, it reserves the right at any time and from time to time to amend, modify, suspend or discontinue this Plan in whole or in part by action of the Board or the Plan Administrator, to whom the Company has delegated the ability to execute all documents (including Plan Amendments) and to take all action to keep the Plan in compliance with all tax requirements; provided, however, except as in Section 21.2 herein, the Company shall have no power to amend, modify, suspend or discontinue the Plan in such manner as will cause or permit any part of the funds accumulated under the Plan to be diverted to purposes other than for the exclusive benefit of the Participants, Former Participants, retired Participants or their Beneficiaries or as will cause or permit any portion of the funds to revert to or become the property of the Employer, and provided further, that no amendment shall deprive Participants, Former Participants, retired Participants or their Beneficiaries of any rights then vested in or accrued to them.  Any amendment, modification, suspension or discontinuance of this Plan shall be made by written notice delivered to the Trustees, provided that no such amendment which affects the rights, duties or responsibilities of the Trustees may be made without its consent.  The Plan Administrator made minor changes to the Plan to keep it in compliance with all tax laws and to execute other Amendments as long as they do not suspend or discontinue the Plan, or significantly increase benefits.

In no event, however, shall any amendment to the Plan, or merger of any plan into this Plan, have the effect of reducing a Participant's accrued benefit other than an amendment described in Section 412(c)(8) of the Code or Section 4281 of ERISA.  For purposes of this Section, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing benefits hereunder, except as otherwise permitted with adequate notice to Participants.  In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy.  In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).  Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

An Employer other than the Company can terminate its participation in the Plan by providing 30 days written notice to the Company and the Trustees.

21.2             Participants' Protection if Plan is Terminated.

(a)         Upon the complete discontinuation of contributions to the Plan, or the complete or partial termination of the Plan, the rights of all affected Employees under the Plan shall become fully vested and nonforfeitable.  After the occurrence of any of these events, and notification of the Trustees of the occurrence thereof, all Accounts shall be revalued as if the termination date were a Valuation Date, and the Account Balances shall be distributed in accordance with Article VIII.

If the Plan is partially or completely terminated or contributions are completely discontinued no further contributions shall be made by the Employer; but the Trust shall be administered as though the Plan were otherwise in full force and effect until all assets are distributed.

(b)         Upon a Plan termination, or upon the dissolution or liquidation of the Employer, the assets shall be paid out by the Trustees, as and when directed by the Committee, in accordance with the provisions of Section 21.2 herein.  Notwithstanding the foregoing, the Administrator may instruct the Trustees to delay distribution of the Plan's assets until it has received a determination from the Internal Revenue Service that the termination does not adversely impact the Plan's qualified status under Section 401 of the Code.

21.3             Merger.  No merger or consolidation with, or transfer of any of the Plan's assets or liabilities to, any plan shall occur at any time unless each Participant would receive (as if the Plan had then terminated) a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

ARTICLE XXII
TOP HEAVY STATUS

22.1             Top Heavy Plan Requirements.

For any Top Heavy Plan Year, the Plan shall provide the following:

(a)         A special minimum contribution and allocation requirements of Section 416(c) of the Code pursuant to Section 6.2 of the Plan;

(b)         For Plan Years beginning before January 1, 2006, the maximum amount of Compensation taken into consideration for purposes of determining contributions under the Plan for any Participant for any such Plan Year shall be $225,000 in 2007 and $230,000 in 2008, (or such other amount as may be prescribed under Treasury regulations).

22.2             Determination of Top Heavy Status.

(a)         This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds 60% of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account Balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group).  In addition, if a Participant or Former participant has not performed any service for any Employer maintaining the Plan at any time during the 5 year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

(b)         This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceed 90% of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

(c)         Aggregate Account:  A Participant's Aggregate Account as of the Determination Date is the sum of:

(1)           The Participant's Account Balance as of the most recent valuation occurring within a 12 month period ending on the Determination Date.

(2)           Contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made.

(3)           Any Plan distributions made within the Plan Year that includes the Determination Date or within the 4 preceding Plan Years.  However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for Top Heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date.  Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted.  Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's Account Balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4)           Any Employee contributions, whether voluntary or mandatory.  However, amounts attributable to tax deductible qualified employee contributions (as defined in Section 219(e) of the Code) shall not be considered to be a part of the Participant's Aggregate Account balance.

(5)           With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section.  If this Plan is the Plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance.  However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account Balance.

(6)           With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section.  If this Plan is the Plan accepting such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer accepted after December 31, 1983 as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(d)         "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)           Required Aggregation Group:  In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code, will be required to be aggregated.  Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group.  No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is a not a Top Heavy Group.

(2)           Permissive Aggregation Group:  The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Sections 401(a)(4) and 410 of the Code.  Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group.  No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a not a Top Heavy Group.

(3)           Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)           An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last 5 years ending on the Determination Date.

(e)         Present Value of Accrued Benefit:  In the case of a defined benefit plan, a Participant's present value of accrued benefit shall be as determined under the provisions of the applicable defined benefit plan.

(f)         "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)           the present value of accrued benefits of Key Employees under all defined benefit plans included in the group, and

(2)           the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds 60% of a similar sum determined for all Participants.

(g)         The adjustments for Section 415, that are necessary if the Plan becomes top heavy and employees participate in both defined benefit and defined contribution plans, shall no longer be effective as of January 1, 2000.

ARTICLE XXIII
QUALIFIED DOMESTIC RELATIONS ORDERS

23.1             Qualified Domestic Relations Orders.

(a)         For purposes of this Article, a "qualified domestic relations order" (QDRO) shall mean a "domestic relations order" which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the benefits payable with respect to a Participant under the Plan.

(b)         For purposes of this Article, a "domestic relations order" shall mean any judgment, decree or order which relates to the payment of child support, alimony or marital property rights, and is made pursuant to State domestic relations law.

(c)         The Administrator shall provide prompt notice to the Participant, any alternate payees, and any other parties within the Administrator's knowledge likely to be affected by the  order, of: (1) the receipt of a "domestic relations order" and (2) his determination pursuant to Section 23.2 as to whether such order qualifies as a QDRO.

(d)         For purposes of this Article, "alternate payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a "domestic relations order" as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

23.2             Determination of Qualification of Domestic Relations Order.

(a)         Within a reasonable period of time after the receipt of a "domestic relations order" by the Administrator, he shall make a determination as to whether such order qualifies as a QDRO by ensuring that the order meets at least the following requirements:

(1)           Clearly specifies the name and the last known mailing address (if any) of the Participant and the name and mailing address of each alternate payee,

(2)           Clearly specifies the amount or percentage of the Participant's Account Balance to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is determined,

(3)           Clearly specifies the number of payments or period to which such order applies,

(4)           Clearly specifies each Plan to which such order applies,

(5)           Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except as otherwise provided in Section 414(p)(4) of the Code,

(6)           Does not require the Plan to provide increased benefits, (determined on the basis of actuarial value), and

(7)           Does not require the payment of benefits to another alternate payee under another order previously determined to be a QDRO.

(b)         While the qualified status of an order is being determined by the Administrator, Plan benefits which would have been payable to an alternate payee during such period if the order had been determined to be a QDRO, shall be segregated in a separate account.  In no event, however, shall such separate account be maintained for a period exceeding 18 months.  If no determination with respect to the order is made within 18 months, benefits are to be distributed without regard to the order until such time as the status of the order is determined in favor of the alternate payee, if at all.

(c)         The Administrator shall administer the alternate payee's benefits as provided in the QDRO.  However, if the QDRO fails to provide for such administration, the Administrator shall, in his sole discretion, administer the alternate payee's benefits in any reasonable manner consistent with the Plan and the QDRO.

23.3           Payment of Qualified Domestic Relations Orders.  A distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order", even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan.  For the purposes of this Section 23.3, "alternate payee", "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Section 414(p) of the Code.

23.4           QDRO Expenses.  The Department of Labor issued guidance in a Field Assistance Bulletin 2003-13 allowing employers to charge Participants for certain expenses associated with the maintenance of their Accounts.  As a result of this guidance, the Plan was amended effective as of March 28, 2005, to provide that Participant Accounts shall be charged any and all administrative costs associated with the processing of any court order intended to be classified as a Qualified Domestic Relations Order (a “QDRO”), including 50% of any legal fees, up to a maximum total fee of $500, to be charged to a Participant’s Account prior to effectuating any allocation of an Account between the Participant and an Alternate Payee.

ARTICLE XXIV
ROTH ELECTIVE DEFERRALS

24.1           Effective Date of Roth Feature.  Effective as of the date an amendment is executive, implementing this provision of the Plan, the Employer may add Section 402A of the Code to the Plan, as enacted by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), permitting Employee After-Tax Roth 401(k) Contributions to be made to the Plan.  This Article is intended as good faith compliance with the requirements of Section 402A of the Code and guidance issues thereunder, and shall be interpreted in a manner consistent with such guidance.

24.2           Supersession of Inconsistent Provisions.  This provision shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

24.3           Roth Elective Deferrals are permitted.  Employee After-Tax Roth 401(k) Contributions shall be treated in the same manner as Elective Deferrals for all Plan purposes except as otherwise provided in Article XXIV.  The Employer may, in operation, implement deferral election procedures provided such procedures are communicated to Participants and permit Participants to modify their elections at least once each Plan Year.

24.4           Elective Deferrals.  For years beginning after 2008, the term “Elective Deferrals” includes Pre-Tax Employee Savings Contributions and Employee After-Tax Roth 401(k) Contributions.

24.5           Pre-Tax Employee Savings Contributions.  Pre-tax Employee Savings Contributions means a Participant’s Elective Deferrals which are not includible in the Participant’s gross income at the time deferred and have been irrevocably designated as pre-tax Employee Savings Contributions by the Participant in his or her deferral election.  A Participant’s pre-tax Employee Savings Contributions shall be separately accounted for, as shall gains and losses attributable to those pre-tax Employee Savings Contributions.

24.6           Roth Contributions.  “Roth Contributions” means a Participant’s Elective Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as Employee After-Tax Roth 401(k) Contributions by the Participant in his or her deferral election.  A Participant’s Employee After-Tax Roth 401(k) Contributions shall be separately accounted for, as shall gains and losses attributable to those Employee After-Tax Contributions in an Employee After-Tax Contribution Account.  However, forfeitures may not be allocated to such Account.  The Plan must also maintain a record of a Participant’s investment in the contract (i.e., designated Employee After-Tax Roth 401(k) Contributions that have not been distributed.)  Employee After-Tax Roth 401(k) Contributions are not considered Employee Savings Contributions for Plan purposes.

24.7           Hardship and In-Service Distributions.  Since the Plan permits hardship distributions of Employee Savings Contributions, Employee After-Tax Roth 401(k) Contributions may be withdrawn for a hardship distribution subject to the same conditions that apply to Employee Savings Contributions.  Since the Plan permits in-service distributions, Employee After-Tax Roth 401(k) Contributions may be withdrawn for an in-service distribution subject to the same conditions that apply to Employee Savings Contributions.

24.8           Ordering Rules for Distributions.  The Administrator operationally may implement an ordering rule procedure for withdrawals (including, but not limited to, hardship or other in-service withdrawals) form a Participant’s accounts attributable to Employee Savings Contributions or Employee After-Tax Roth 401(k) Contributions.  Pursuant to such procedure, the Administrator may determine whether the Employee Savings Contributions or Employee After-Tax Roth 401(k) Contributions are distributed first, provided any such determination is made in a uniform nondiscriminatory manner.  Alternatively, such procedure may permit the Participant to elect which type of deferrals shall be distributed first.  Further, a terminated Participant may elect a distribution of all or a portion of his or her account balance attributable to Employee After-Tax Roth 401(k) Contributions at a different time than a distribution of all or a portion of his or her other accounts under the Plan.

24.9           Corrective Distributions Attributable to Roth Elective Deferrals.  For any Plan Year in which a Participant may make both Employee After-Tax Roth 401(k) Contributions and pre-tax Employee Savings Contributions, the Administrator shall implement the following ordering rule procedure for the distribution of Excess Deferrals (Section 402(g)), Excess Contributions (Section 401(k)), Excess Aggregate Contributions (Section 401(k)), and Excess Annual Additions (Section 415).  For Plan Years beginning after 2007, Excess Deferrals, Excess Contributions, Excess Aggregate Contribution and Excess Annual Additions shall be first distributed from a Participant’s Employee After-Tax Roth 401(k) Contributions unless the Administrator permits the Employee to elect otherwise.

24.10                      Loans.  Since Participant loans are permitted under the Plan, then Employee After-Tax Roth 401(k) Contributions are treated in the same manner as pre-tax Employee Savings Contributions for purposes of the loan policy or program regarding limitations on the ability to borrow form, or use as security.  Furthermore, the loan policy or program may be modified to provide for an ordering rule with respect to the default of a loan that is made from the Participant’s Employee After-Tax Roth 401(k) Contribution Account and other Accounts under the Plan.

24.11                      Rollovers.  A Direct Rollover of a distribution from a Participant’s Employee After-Tax Roth 401(k) Contribution Account shall only be made to another Employee After-Tax Roth 401(k) Contribution Account of an applicable retirement plan as described in Section 402A(e)(1) of the Code or to a Roth IRA as described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c).

(a)           The Plan shall accept a Rollover Contribution to a Participant’s Employee

After-Tax Roth 401(k) Contribution Account only if it is a Direct Rollover from another Roth Elective Deferral account of an applicable retirement plan as described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c).  The Employer, operationally and on a uniform and nondiscriminatory basis, may decide whether to accept any such rollovers.

(b)           The Plan shall not provide for a Direct Rollover (including an automatic rollover) for distributions from a Participants’ Employee After-Tax Roth 401(k) Contribution Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a Plan Year.  In addition, any distribution from a Participant’s Employee After-Tax Roth 401(k) Contribution Account is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 during a Plan Year.  However, eligible Rollover Distributions from a Participant’s Employee After-Tax Roth 401(k) Contribution Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceed the Plan’s limits for purposes of mandatory distributions from the Plan.

(c)           The provisions of the Plan that allow a Participant to elect a Direct Rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from a Participant’s Employee After-Tax Roth 401(k) Contribution Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.

24.12                      Automatic Enrollment.  If the Plan utilizes an automatic enrollment feature (i.e., in the absence of an affirmative election by a Participant, a certain amount or percentage of Compensation shall automatically be contributed to the Plan as a pre-tax Elective Deferral), then such Elective Deferral shall be a pre-tax Employee Savings Contribution and not an Employee After-Tax Roth 401(k) Contribution.

24.13             Operational Compliance.  The Plan Administrator shall administer Employee After-Tax Roth 401(k) Contributions in accordance with applicable regulations or other binding authority not reflected in this Plan.  Any applicable regulations or other binding authority shall supersede any contrary provisions of the Plan.

ARTICLE XXV
MISCELLANEOUS PROVISIONS

25.1             Non-Guarantee of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any Employee with or without cause.

25.2             Rights to Assets.  No Participant, Former Participant, retired Participant or Beneficiary shall have any right to, or interest in, any part of the Trust except as provided in the Plan and Trust.  All payments of benefits as provided for in this Plan shall be made solely from the assets of the Trust.

25.3             Limitation of Liability.  Neither the Employer, any member of the Committee, nor the Trustees guarantees the Trust in any manner against loss or depreciation, and none of them shall be liable to any person for any act or failure to act of any of them which is prudently made pursuant to law and the provisions of the Plan and Trust, nor shall any of them be liable for any breach of duty committed by any other Fiduciary or other party-in-interest unless they knowingly participated in any such breach of duty, had knowledge thereof, or should have had knowledge thereof, and failed to act prudently to remedy any such breach or to prevent the occurrence thereof.

25.4             Spendthrift Clause.

(a)         Subject to the exceptions provided below, no benefit which shall be payable out of the Trust to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustees, except to such extent as may be required by law.

(b)         This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of this Plan.  At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustees to the Trustees or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness.  Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Account Balance.  If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his vested Account Balance, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Article XI.

(c)         This provision shall not apply to a "qualified domestic relations order" defined in Section 414(p) of the Code, and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984.  The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the Spouse or surviving Spouse for all purposes under the Plan.

25.5             Annual Report of the Trustee.  To the extent such action is not inconsistent with any separate Trust Agreement, within 60 days after the latter of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee shall furnish to the Employer and the Committee a written statement of account with respect to the Plan year for which such contribution was made setting forth:

(a)         The net income, or loss, of the Trust Fund;

(b)         The gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(c)         The increase, or decrease, in the value of the Trust Fund;

(d)         All payments and distributions made from the Trust Fund; and

(e)         Such further information as the Trustee and/or the Committee deems appropriate.  The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and the Committee of its approval or disapproval thereof.  Failure by the Employer to disapprove any such statement of account within 90 days after its receipt thereof shall be deemed an approval thereof.  The approval by the Employer of any statement of account shall be binding as to all matters contained therein as between the Employer and the Trustee to the same extent as if the Account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its Account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

25.6             Audit.

(a)         If an audit of the Plan's records shall be required by ERISA and the regulations thereunder for any Plan Year, the Committee shall engage on behalf of all Participants an independent qualified public accountant for that purpose.  Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Committee and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by Section 103 of ERISA or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently;

(1)           Statement of the assets and liabilities of the Plan;

(2)           Statement of changes in net assets available to the Plan;

(3)           Statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

(4)           A list of all leases in default or uncollectible during the Plan Year;

(5)           The most recent annual statement of assets and liabilities of any bank common or collective  trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Committee deem necessary; and

(6)           A schedule of each transaction or series of transactions involving an amount in excess of 3% of Plan assets.

All auditing and accounting fees shall be an expense of and may, at the election of the Committee, be paid from the Trust Fund.

(b)         If some or all of the information necessary to enable the Committee to comply with Section 103 of ERISA is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Committee as provided in Section 103(b) of ERISA within 120 days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

25.7             No Prohibited Transactions.  Notwithstanding anything to the contrary contained in this Plan, the Trustee shall not permit any transaction which would constitute either: (i) a prohibited transaction under Sections 406 and 407 of ERISA and which is not exempted under Section 408 of ERISA, or (ii) a prohibited transaction under Section 4975 of the Code which is not exempted under Section 4975 of the Code.

25.8             Bonding.  Every Fiduciary, except a bank or an insurance company, unless exempted by ERISA and regulations thereunder, shall be bonded in an amount not less than 10 percent of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000 (or $1,000,000 for certain plans holding Employer Stock).  The amount of funds handled shall be determined at the beginning of each Plan

Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is not preceding Plan Year, then by the amount of the funds to be handled during the then current year.  The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others.  The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of ERISA), and the bond shall be in a form approved by the Secretary of Labor.  Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the committee, be paid from the Trust or by the Employer.

25.9             Aggregation Rules of Self-Employed Plans.  Notwithstanding any provision of the Plan to the contrary, any contributions to this Plan on behalf of any owner-employee may be made only with respect to the earned income of the owner-employee that is derived from the trade or business with respect to which the Plan is established.

25.10             USERRA.  Notwithstanding any provisions to the contrary, effective as of December 12, 1994, in accordance with Revenue Procedure 96-49 and USERRA, the following rules shall apply to reemployed veterans to comply with Section 414(u) of the Code:

(a)         Contributions, Benefit and Service Credits.  Contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code and Revenue Procedure 96-41.

(b)         Loans.  Loan repayments shall be suspended under this Plan as permitted under Section 414(u)(4) of the Code and Revenue Procedure 96-41.

25.11             Preclusion of Cut-Backs.  In no event shall any provision of this Plan eliminate or reduce any benefit which is protected under Section 411(d)(6) of the Code.  If any benefit in existence in any prior plan is inadvertently eliminated under this Plan, without proper authority to make such change, the rights and conditions of such prior plan shall remain in effect to protect such benefits.

25.12             Fiduciary Violations.  Notwithstanding anything to the contrary in Section 25.4, in accordance with the provisions of Section 401(a)(13) of the Code, as amended by the TRA >97, Plan benefits may be reduced to satisfy a Participant’s liability to the Plan due to: the Participant’s conviction of a crime involving the Plan; a judgment, consent order, or decree in an action for violation of fiduciary standards; or a settlement involving the Department of Labor or the Pension Benefits Guarantee Corporation.  Furthermore, during any period in which any potential fiduciary violations are being investigated by the Employer, or any independent third parties, no distributions shall be made to any Participant whose actions are under investigation.

25.13             Severability.  Should any provision of this Plan or rules and regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the provisions herein or therein contained unless such illegality shall make impossible or impractical the functioning of this Plan and, in such case, the appropriate parties shall immediately adopt a new provision.

25.14             Titles and Headings.  The titles and headings of the Sections in this instrument are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, shall control.

25.15             Gender and Number.  The masculine gender, where appearing herein, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

25.16             Governing Law.  This Plan and the Trust created hereby shall be administered, construed and enforced according to the laws of the State of New Jersey, and the Trustee(s) shall be liable to account only in the courts of that State.  The Trustee(s) may at any time initiate an action or proceeding for the settlement of its account, or for the determination of any questions of construction which may arise or for instructions, and the only necessary parties defendant to such action or proceeding shall be the Employer, except that the Trustee(s) may, if it so elects, bring in as parties defendant any other person or persons.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this _________  day of ________, 2007.

NOVO NORDISK INC.

BY: _________________________________
Jeffrey Frazier

AMENDMENT NUMBER 1

TO THE

NOVO NORDISK INC. 40l(k) SAVINGS PLAN

WHEREAS, Novo Nordisk Inc. (“NNI”, the “Employer” or the “Company”) maintains the Novo Nordisk Inc. 401(k) Savings Plan (the “Plan” or the “NNI Plan”); and

WHEREAS, Revenue Procedure 2005-66, as modified by Revenue Procedure 2007-44, introduced a new “staggered” determination letter process, in order to require employers to submit their retirement plans during different “Cycles”, based upon their Employer Identification Numbers (“EINs”); and

WHEREAS, the EIN for NNI is 06-1061602, and ends in 2; and

WHEREAS, the NNI Plan was submitted to the IRS during Cycle B for receipt of a new determination letter by January 31, 2008; and

WHEREAS, a favorable determination letter is anticipated to be received from the IRS during 2008, confirming the qualified status of the Plan; and

WHEREAS, the Plan was approved in Draft format by Unanimous Consent of the Retirement Committee, which is authorized to approve changes to the Plan in draft format subject to any changes requested by the IRS; and

WHEREAS, the Plan Administrator has been delegated the ability to execute all documents, including Plan Amendments, and to take all actions to keep the Plan in compliance with all tax requirements; and

WHEREAS, when the Plan was submitted to the IRS subject to any changes requested by the IRS, page 80 of the document was executed prior to submission to ensure that the Plan was properly amended; and

WHEREAS, the Plan was not required to be executed since it was submitted to the IRS in draft format, subject to any changes required to keep the Plan in compliance with all tax requirements; and

WHEREAS, in reviewing the Plan document since its submission, several scribners’ errors were discovered, which may be corrected under Revenue Ruling 2008-6 within the remedial amendment period, without any cut back in benefits under Section 411 (d)(6) of the Internal Revenue Code (the “Code”); and

WHEREAS, NNI wishes to amend the Plan document prior to receipt of a favorable determination letter by the IRS, and during the remedial amendment period, subject to substitution of the current language in the Plan when the IRS requests any changes; and

WHEREAS, Section 21.1 of the Plan permits the Plan to be amended by the Plan Administrator.

NOW, THEREFORE, the Plan Administrator hereby executes this Amendment Number 1 to the Plan, subject to the ability to incorporate the provisions of this Amendment into the 2007 Plan document when the Company is contacted by the IRS with regard to any questions concerning the status of the Plan document.

1.
Vesting.  Section 7.2 of the Plan contains the vesting schedule of the Plan, except in the event of death, disability or normal retirement. The vesting schedule confirms that Participants become 1/3 vested in each Plan Year. However, the prior Plan document confirms that for purposes of administrative simplicity, vesting occurred 33% and 66% in Years 1 and 2, without the decimal percentages. Accordingly, effective as of January 1, 2007, consistent with the prior Plan document, Section 7.2 of the Plan is hereby replaced with the following:

“7.2      Partial Vesting.  Prior to the date that the Participant's interest in his Matching Contribution, the Basic Contribution or any additional Discretionary Profit Sharing Accounts become fully vested in accordance with Section 7.1, his current vested interest in such Accounts shall be determined in accordance with the following schedule:

Years of Service for Vesting	Vested Percentage
Less than 1 Year	0%
1 Year but less than 2 Years	33%
2 Years but less than 3 Years	66%
3 Years or More	100%

The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. Furthermore, any Participant with 3 or more Years of Service shall have the right to elect to have his nonforfeitable percentage computed under the vesting schedule in effect prior to the amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the latest of:

(1)       the adoption date of the amendment,

(2)       the effective date of the amendment, or

2

(3)       the date the Participant receives written notice of the amendment from the Employer or Administrator, and shall end 60 days thereafter.

Notwithstanding any provision to the contrary, any period worked for the Employer or any Related Employer prior to age 18 is taken into consideration for purposes of vesting under the Plan.”

2.
Loans.  Article X of the Plan addresses the rules that apply for purposes of Plan loans. Section 10.2 provides that a participant may not have more than one loan outstanding at anytime. In the past, participants were permitted to have up to 2 loans in the Plan. Accordingly, effective as of January 1, 2007, Section 10.2 shall be revised to reflect that more than 1 loan can be outstanding at any time. Multiple Plan loans will thereafter only be permitted in connection with any acquisition or Plan mergers, to the extent necessary to accommodate any prior practices.

3.
Governing Law. Section 25.16 of the Plan provides that the Plan is governed by the laws of the State of New Jersey. The actual signed page 80 of the Plan, as submitted to the IRS, included reference to the Commonwealth of Pennsylvania. Accordingly, to avoid any confusion, the laws governing the Plan are the State of New Jersey, except to the extent granted by federal law.

IN WITNESS WHEREOF, this Amendment Number 1 to the Plan is hereby executed this 10th day of June, 2008.

NOVO NORDISK INC.

By:	/s/Jeffrey Frazier
Name:Jeffrey Frazier

3

AMENDMENT NUMBER 2

TO THE

NOVO NORDISK INC. 40l(k) SAVINGS PLAN

WHEREAS, Novo Nordisk Inc. (“NNI”, the “Employer” or the “Company”) maintains the Novo Nordisk Inc. 401(k) Savings Plan (the “Plan” or the “NNI Plan”); and

WHEREAS, Revenue Procedure 2005-66, as modified by Revenue Procedure 2007-44, introduced a new “staggered” determination letter process, in order to require employers to submit their retirement plans during different “Cycles”, based upon their Employer Identification Numbers (“EINs”); and

WHEREAS, the BIN for NNI is 06-1061602, and ends in 2; and

WHEREAS, the NNI Plan was submitted to the IRS during Cycle B for receipt of a new determination letter by January 31, 2008; and

WHEREAS, a favorable determination letter is anticipated to be received from the IRS during 2008, confirming the qualified status of the NNI Plan; and

WHEREAS, the NNI Plan was amended by execution of Amendment Number 1 to make certain corrections to the NNI Plan, which may be corrected under Revenue Ruling 2008-6 within the remedial amendment period, without any cutback in benefits under Section 411(d)(6) of the Internal Revenue Code (the “Code”); and

WHEREAS, a small layoff will occur in a division of Novo Nordisk Inc., known as Novo Nordisk Research, US (“NNRUS”); and

WHEREAS, NNI wishes to amend the NNI Plan to provide that any employees of NNRUS who are involuntarily terminated from their positions with NNRUS on or after August 5, 2008, when the layoffs are announced, shall become 100% vested in their benefits, whether or not they have satisfied the 3 Years of Service vesting requirement under the NNI Plan; and

WHEREAS, the accelerated vesting benefits will only apply to employees who have their positions involuntarily terminated, without accepting other positions with NNI or any Related Entities as defined under the Severance Plan; and

WHEREAS, Section 21.1 of the NNI Plan permits the Plan to be amended by the Plan Administrator.

NOW, THEREFORE, the Plan Administrator hereby executes this Amendment Number 2 to the Plan, subject to the ability to incorporating the provisions of this Amendment into the 2007 Plan document when NNI is contacted by the IRS with regard to any questions concerning the status of the NNI Plan document.

NOW, THEREFORE, effective as of August 5, 2008, the NNI Plan is amended as follows:

1.
No Partial Termination.  The involuntary termination of employment of employees of NNRUS shall not result in a partial termination of the NNI Plan, requiring the 100% vesting of any Participants who have their employment involuntarily terminated by NNRUS, a division of NNI.

2.
Accelerated Vesting.  Notwithstanding the fact that no partial termination of the NNI Plan shall occur, in order to not adversely affect employees of NNRUS in the NNI Plan who have their employment involuntarily terminated, to the extent any employees of NNRUS have their employment involuntarily terminated as a result of the layoff, such Participants shall become 100% vested in all benefits under Article VII of the Plan. However, to the extent an employee of NNRUS accepts another position with NNI or any Related Entities, the 100% vesting provided in this Amendment shall not apply. This acceleration in vesting shall apply to all employees of NNRUS in a uniform and nondiscriminatory manner.

3.
Severance Benefits.  Consistent with Section 2.12 of the Plan, defining Compensation for purposes of the NNI Plan, in no event are any severance benefits, salary continuation payments, or vacation paid upon a termination of employment considered to be Compensation for purposes of any contributions under the NNI Plan.

This Amendment Number 2 to the Novo Nordisk Inc. 401(k) Savings Plan is executed this 14th day of August, 2008.

NOVO NORDISK INC.

By:	/s/Jeff Frazier
Name:Jeff Frazier
Title:Vice President, Human Resources

2